   As filed with the Securities and Exchange Commission on August 21, 2001
                                                            Registration No. [ ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ------------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                                 LCS Golf, Inc.
              (Exact Name of Small Business Issuer in Its Charter)

            Delaware                          3949                     11-3200338
(State or Other Jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 Incorporation or Organization)   Classification Code Number)    Identification Number)

                          7109 Fairway Drive, Suite 100
                            Palm Beach, Florida 33417
                                 (561) 766-0031
                      ------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                              Dr. Michael Mitchell
                       Chairman of the Board and President
                                 LCS Golf, Inc.
                          7109 Fairway Drive, Suite 100
                            Palm Beach, Florida 33417
                                 (561) 766-0031
                      ------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                  Kenneth Schlesinger, Esq. and Eric Ross, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                           (212) 935-1787 (Facsimile)
                      ------------------------------------

            Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

            If this  Form is  filed to  register  additional  securities  for an offering  pursuant to Rule 462(b)  under the  Securities  Act,  please check the following box and list the Securities Act  registration  statement number of the
earlier effective registration statement for the same offering. |_|
                                  ------------

            If this Form is a  post-effective  amendment  filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration
statement for the same offering. |_|

                       ----------------------------------

            If this Form is a  post-effective  amendment  filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration
statement for the same offering. |_|
                       ----------------------------------

            If delivery  of the  prospectus  is expected to be made  pursuant to
Rule 434, please check the following box. |_|

                      ------------------------------------

            The  Registrant  amends this  registration  statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further  amendment  which  specifically  states  that  this  registration statement shall  thereafter  become effective in accordance with Section 8(a) of the  Securities  Act of 1933, as amended,  or until the  Registration  Statement shall become  effective on the date as the  Commission,  acting pursuant to said
Section 8(a), may determine.
================================================================================

We will amend and complete the information in this  prospectus.  Although we are permitted  by US federal  securities  laws to offer these  securities  using the prospectus,  we may not sell them or  accept  your  offer to buy them  until the documentation  filed with the  Securities  and Exchange  Commission  relating to these  securities  had been declared  effective by the  Securities  and Exchange
Commission.  This  prospectus  is not an offer to sell these  securities  or our soliciation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

                  Subject to Completion, Dated August 21, 2001
                             Preliminary Prospectus

                        20,564,390 shares of common stock

                                 LCS Golf, Inc.

            This  prospectus  relates to shares of our common  stock that may be offered  for  resale by the  selling  stockholders  through  public  or  private transactions at prevailing market prices or at privately  negotiated  prices. We will not receive any proceeds from the sale of the shares of our common stock.

            Our  common  stock is  listed  on the Over  the  Counter  Electronic
Bulletin Board under the symbol "LCSG". On August 17, 2001, the closing price of our common stock was $0.13 per share.

      ==========================================================================
                           Proceeds to the
                         selling stockholders        Proceeds to LCS Golf, Inc.
      --------------------------------------------------------------------------
      Per Share                $0.13                         $0
      --------------------------------------------------------------------------
      Total                 $2,673,370                       $0
      ==========================================================================

--------------------------------------------------------------------------------
       An investment in our common stock involves a high degree of risk.
     Before investing in our common stock, you should consider carefully the risk factors beginning on page 3 of this prospectus.

            Neither  the  Securities  and  Exchange  Commission  nor  any  state securities  commission  has approved or  disapproved of the securities or passed upon the  adequacy or  accuracy of the  prospectus.  Any  representation  to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                The date of this prospectus is August 21, 2001.

                                      -ii-

                               Prospectus Summary

THE  FOLLOWING  SUMMARY  HIGHLIGHTS  SELECTED  INFORMATION   CONTAINED  IN  THIS
REGISTRATION  STATEMENT.  THIS SUMMARY DOES NOT CONTAIN ALL THE  INFORMATION YOU
SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES.  BEFORE MAKING AN INVESTMENT
DECISION,  YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY,  INCLUDING THE "RISK
FACTORS"  SECTION,  THE  FINANCIAL  STATEMENTS  AND THE  NOTES TO THE  FINANCIAL
STATEMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS
AND  DEVELOPMENTS,  INCLUDING  OUR FUTURE  BUSINESS  STRATEGY AND OUR ABILITY TO
GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING  STATEMENT INVOLVE
RISKS AND  UNCERTAINTIES  WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER  MATERIALLY
FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS.

                                 LCS Golf, Inc.

            We are a holding  company that operates as a provider of outsourcing of permission  e-mail providing  technologies and services.  We have had limited revenues to date.  Our future  operations  are dependent  upon our receiving the funding  necessary  to complete our  infrastructure,  expand our sales force and
create   brand   awareness.   We  are  unsure   whether  we  can   complete  our
infrastructure,  expand our sales force or create  brand  awareness  in order to generate sufficient revenues to fund our future operations.

            We were  incorporated in the State of Delaware on October 8, 1997 as
Linkun  Enterprises  to  design  and  distribute  golf  clubs  and golf  related products. On October 23, 1997, we changed our name to LCS Golf, Inc. Our address is 7109 Fairway  Drive,  Suite 100,  Palm Beach,  Florida  33417.  Our telephone number is (561) 766-0331.

            About the Issuance of an 8% Convertible  Promissory Note to American
Warrant Partners.

            On August 8, 2000, American Warrant Partners, LLC ("American Warrant
Partners")  loaned  $300,000  to  our  Company.  We  issued  an  8%  convertible subordinated  promissory note to American  Warrant Partners with a maturity date for the  principal  of August 8,  2002.  On August 8,  2000,  we also  issued to
American Warrant Partners a warrant expiring on August 8, 2005 to purchase up to
600,000 shares of our common stock  exercisable at $.40 per share.  In addition, we entered into a  registration  rights  agreement to register the shares of our common stock  issuable to American  Warrant  Partners upon the conversion of the promissory  note and the exercise of the warrant.  On May 16, 2001,  the Company entered into an  amendment,  waiver and consent with American  Warrant  Partners relating to the  promissory  note,  the  warrant,  and the  registration  rights agreement  revising the conversion price of the promissory note and the exercise price of the warrant to the lower of $0.12 or 80% of the current market price on the date  immediately  preceding  the date of the  exercise or  conversion.  The
Company is required to register  the common  stock  underlying  the note and the warrant in a  registration  statement to be filed in connection  with a proposed new  investment no later than 60 days from June 15, 2001, in  consideration  for which, American Warrant Partners has agreed to waive any penalty provisions with respect to the filing of the registration  statement and consent to the issuance of common stock below the then  applicable  conversion or exercise  price of the convertible  debentures  received on May 24, 2001. American Warrant Partners has orally  agreed  that as long as the  Company  files the  registration  statement covering the common stock  issuable to it upon the  conversion  of its notes and warrants by August 21, 2001, it will not take any action under any  agreement with  the  Company  in  connection  with  the  Company's  obligation  to  file a registration  statement within 60 days of June 15, 2001. This prospectus covers, among other things,  the resale of our stock issuable to the members of American
Warrant  Partners  upon the  conversion  of the note (in August  2000,  American
Warrant  Partners  effected a  distribution  of the note to its members based on their respective membership interests) and issuable to American Warrant Partners upon  the  exercise  of the  warrant,  either  in the  open  market  or to other investors.

        About the Subscription Agreement with Private Equity Group, LLC.

            On May 24, 2001, the Company  entered into a subscription  agreement with Private Equity Group,  LLC for the sale of up to $200,000 of 8% convertible debentures which automatically convert into common stock at any time within five years  from the date of  issuance  at the lower of $0.12 per share or 80% of the market  price as  defined.  The Company has sold to Private  Equity  Group,  LLC
$175,000 of debentures, and the parties have agreed that no further purchases of debentures  shall be made pursuant to the  subscription  agreement.  The Company also agreed to file a registration  statement for the shares to be filed as soon as  practicable  but no later than sixty  calendar  days from June 15, 2001.  On
August 17, 2001, in  consideration  for Private Equity Group not  foreclosing on the 750,000  shares pledged by Dr.  Mitchell in connection  with the sale of the debentures to Private Equity Group,  Dr. Mitchell agreed to pledge an additional
750,000 shares. Private Equity Group will have the right to foreclose on 750,000 of the 1,500,000 shares pledge by Dr. Mitchell if the Company does not file such registration statement by August 21, 2001 and foreclose on the remaining 750,000 shares if the  registration  statement  is not filed by August  28,  2001 . This prospectus  covers  among  other  things,  the resale of our stock  issuable  to
Private  Equity Group,  LLC upon the  conversion of their  debenture in the open market or to other investors.

           About our Letter of Intent with Swartz Private Equity Group

            On or about January 26, 2001 we entered into a letter of intent with
Swartz Private Equity Group, LLC to enter into an investment agreement. Although no investment  agreement was executed between the parties and negotiations  have ended,  Swartz  believed  it was  entitled  to a warrant  exercisable  for up to
1,378,000 of our common stock. The Company disagrees with Swartz's position that it was entitled to any  warrants.  In an effort to settle all claims with Swartz on August 20, 2001, we issued a warrant  exercisable  for five years to purchase up to 459,333 shares of our common stock at an exercise price of $.40 per share.
This  prospectus  covers,  among other things,  the resale of our stock issuable upon the exercise of this warrant by Swartz  Private  Equity Group LLC either in the open market or to other investors.

      About our Investment Agreement with Sociedad Anonima De Capital Saudi

            We have  been  seeking  additional  financing  to (i)  complete  our infrastructure;  (ii) expand our sales force; (iii) create brand awareness;  and
(iv) fund our  operations.  We have entered into an  investment  agreement  with
Sociedad Anonima De Capital ("Saudi Capital") to raise up $15,000,000 subject to substantial limitations,  including the daily trading volume and price per share of the Company's  common  stock,  through a series of sales of our common stock.
The dollar amount of each sale is limited by our common stock's  trading volume, and a minimum period of time must elapse between each sale. Each sale will be to
Saudi  Capital.  In turn,  Saudi  Capital  will either hold our stock in its own portfolio,  sell our  stock in the open  market,  or  place  our  stock  through negotiated  transactions  with  other  investors.  Pursuant  to  the  investment
Agreement,  the Company was required to file a registration  statement by August
15, 2001,  but Saudi Capital has orally agreed to allow the Company to file such registration  statement by August 21, 2001. This Prospectus covers,  among other things, the resale of our stock by Saudi Capital either in the open market or to other  investors.  All of the  documentation  relating  to our deal  with  Saudi
Capital is filed as an exhibit to this prospectus.

                                  The Offering

            We are registering for resale by the selling stockholders 20,564,390 shares of our common stock. We currently have 26,982,225  shares of common stock outstanding.

                                       2

                                  Risk Factors

                   Risk Factors That May Affect Future Results

            The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company's control. The following discussion highlights the most material of the risks.

            We are in default of our senior  secured  loan which may cause us to curtail or cease operations.

            Our  failure  to remit 50% of the cash  proceeds  from the  American
Warrant  transaction  to  Traffix,  a lender, resulted  in a  default  under the forbearance  agreement  with  Traffix.  On May  16,  2001,  we  entered  into an amendment to the forbearance agreement which among other things,  required us to pay them  $10,000  on the first of each month  until they are paid in full.  Our efforts to satisfy  continuing  obligations  under the Traffix  agreements  will significantly  impact our cash flow.  Pursuant to arrangements with Traffix,  we increased  the  percentage  of  receipts  which we must remit from new  accounts receivable from 25% to 50% which will  significantly  impact our cash flow until such time as we are able to make payment in full under the Traffix Agreement.

            Our Financial  Condition Is Poor And We May Be Unable To Continue As
            A Going Concern.

            We have had a limited  operating  history as a permission e-mail and
Internet services  company,  have not made significant sales of our products and services and our revenues are difficult to predict.  As a result our  operations have been dependent upon short-term borrowings and other funding resources. From
March 1, 2000 through  February 28, 2001, our president has made  additional net advances of  approximately  $360,000.  Our total  revenues  for the three months ended  May 31,  2001 and the year  ended  February  28,  2001 were  $90,000  and
$699,000,  respectively.  As of May 31, 2001 our independent  auditors report on our  consolidated  financial  statements  for the year ended  February  28, 2001 included language that states that substantial doubt exists as to our ability to continue as a going  concern.  Our May 31,  2001  financial  statements  show an
accumulated   deficit  of  approximately   ($16,798,000),   capital  deficit  of
approximately  ($4,155,000)  and a  working  capital  deficit  of  approximately
($2,600,000).  We expect to  continue  to incur net losses  for the  foreseeable future and negative cash flow from  operations  through at least the fiscal year
2002. We expect to significantly  increase our operating expenses as a result of expanding  our sales  and  marketing,  product  development  and  administrative operations  and  developing  new strategic  relationships  to promote our future growth.  As a result,  we will need to  generate  increased  sales to meet these expenses and to achieve profitability. In addition, due to our default under the agreement  with  Traffix,  we must  now  remit  50% of all  accounts  receivable collected  to Traffix  which will  further  significantly  reduce our cash flow.
Therefore, an investment should not be made in our securities unless an investor is prepared to lose his or her entire investment.

            We redirected our strategic focus so our operating  results prior to
            February  29,  2000 are not  comparable  to our  results for current periods.

            We were  founded  in 1997 to design  and  distribute  golf clubs and related  products.  In early  1999,  we began to provide  permission  e-mail and
Internet  Services.  For the twelve months ended  February 29, 2000,  permission
e-mail marketing services represented 49% of our revenue,  compared to 0% in the twelve months ended February 29, 1999. Accordingly,  our operating results since the end of fiscal 2000 are not comparable to our results for prior  periods.  We cannot be certain that our business  strategy will be successful or that we will adequately address these risks.

            Our operating results are difficult to predict.

            Our future quarterly  operating results may fluctuate  significantly and may not meet the expectations of securities  analysts or investors.  If this
occurs,   the  price  of  our  common  stock  would  likely   decline,   perhaps
substantially.  Factors that may cause  fluctuations  of our  operating  results include the following:

            o   seasonality of direct marketing expenditures which are typically higher in the second and fourth  quarters and lower in the first and third quarters;

            o   the level of market acceptance of our products and services;
            o   delays we may encounter in introducing new products and services;
            o   competitive developments;
            o   demand for advertising on the Internet;
            o   changes in pricing policies and resulting margins;
            o   changes in the growth rate of Internet usage;
            o   the growth rate of our network affiliates;
            o   changes in the mix of products and services sold;
            o   changes in the mix of sales channels  through which products and services are sold;
            o   costs related to acquisitions of technology or businesses; and
            o   economic  conditions  generally as well as those specific to the
                Internet and related industries.

            We expect that our future  revenues will be derived from  permission
e-mail  marketing  products  and  services.  The volume and timing of orders are difficult  to predict  because the market for our products is in its infancy and the sales cycle may vary substantially from customer to customer. Currently, our customer contracts are only for a limited period of time, typically lasting only days or weeks, which makes revenues in any quarter substantially  dependent upon contracts  entered into in that  quarter.  Our  customers  can  terminate  their contracts  with us on short  notice  without  penalty.  Moreover,  our sales are expected to fluctuate due to seasonal or cyclical marketing campaigns.

            We expect  that  revenue  growth in the first and third  quarters of each year may be lower than revenue growth in the second and fourth quarters. We believe  this trend may occur as a result of our  customers'  annual  budgetary, purchasing  and sales  cycles.  In  addition,  our sales  cycle has varied  from customer to customer  and several  customers  have taken many months to evaluate our services before making their purchase  decisions.  To the extent significant revenues occur earlier than expected,  our operating  results for later quarters may not compare favorably with operating results from earlier quarters.

            Our success  depends  upon broad  market  acceptance  of  permission
            e-mail marketing services.

            We do not know if our products and services will be successful.  The growth of the Internet  remains  fairly recent and  advertising  on the Internet even more so. The Internet may not be accepted as a viable long-term  commercial
marketplace  and  medium  of  commerce  for  a  number  of  reasons,   including
potentially  inadequate   development  of  necessary  Internet   infrastructure,
government  regulation  or delayed  development  of  enabling  technologies  and performance improvements. The market for permission e-mail marketing services is in its infancy,  and we are not certain whether our target customers will widely adopt and deploy  this  technology.  Even if they do so, they may not choose our products for technical,  cost, support or other reasons.  Adoption of permission
e-mail marketing services, particularly by those entities that have historically relied upon traditional  means of direct  marketing,  such as telemarketing  and direct mail, requires the broad acceptance of a new and substantially  different approach to direct  marketing.  We believe that the  promotion of the concept of permission e-mail marketing will require us to engage in an intensive  marketing and  sales  effort  to  educate  prospective  customers  regarding  the uses and benefits of our products and services.  Enterprises  that have already  invested substantial  resources in other advertising  methods may be reluctant or slow to adopt our new approach.

            Our future growth also depends on the commercial success of our Golf
Promo  Network,  Targetmails  and iFusion  that  comprise  our  network.  If our customers  do not widely  adopt and purchase  our  services,  our business  will suffer.  Furthermore,  the Internet  advertising and permission  e-mail services market is  characterized  by rapid  technological  change,  frequent new product introductions, changes in customer requirements and evolving industry standards.
If we are  unable to develop  and  introduce  products  or  enhancements  to our service offering in a timely manner, we may not be able to successfully compete.

            Competition  in the  market  for  Internet  advertising  and  direct marketing is intense and could adversely affect our business.

            Many of our current and potential  competitors,  such as 24/7 Media,
Inc. and  DoubleClick,  Inc., have greater name  recognition,  longer  operating histories, larger customer bases and significantly greater financial, technical,

marketing, public relations, sales, distribution and other resources than we do.
Some of our potential competitors are large and well-capitalized  companies.  In addition,  some of our competitors may include website owners who own permission
e-mail lists. We expect to face  competition  from these and other  competitors,
including  Internet  portals,   traditional  list  brokers,  banner  advertising
managers,  independent  list  managers,  incentive-based  subscriber  lists  and customer management and retention service companies.

            Our failure to develop and maintain our sales, marketing and support organization and  relationships  with our network partners and third party list managers would limit our growth.

            If we fail to  substantially  develop our direct and indirect  sales and marketing operations and our relations with our network partners, our growth will be limited.  Our products and services  require a sales effort  targeted at several people within our prospective  customers.  We have recently expanded our direct sales force and plan to hire additional sales personnel.  We might not be able to  hire,  train or  retain  the kind and  number  of sales  and  marketing personnel we are targeting because competition for qualified sales and marketing personnel is intense.  In addition,  we will  increasingly  rely on  advertising agencies and direct marketers to resell our products and services.  If we do not effectively manage or grow our sales and marketing  channel,  our business could suffer.

            We must continue to maintain and expand  relationships  with network
Partners, such as ClickHeretoFind.Com, Golf Illustrated, Inc. and Telemundo, who
provide  us with  access to  permission  e-mail  lists.  We began to enter  into agreements  with our  network  partners  in the  first  quarter  of 1999.  These contracts  are  generally  for an initial  term of one to three  years,  with an automatic annual renewal.  Pursuant to these  contracts,  we provide our network partners with resale and tracking services by selling direct marketers access to their lists, and our network  partners  receive a percentage of our revenue.  We cannot be assured  that the growth of our  business as a result of our  entering into these  agreements  will be  sufficient to meet our  expectations  for sales growth and profitability.  In addition to our network partners, we have reseller arrangements with third party list managers,  under which we pay a fixed fee for the  nonexclusive use of their list for a specific  campaign.  These third party list managers are not contractually obligated to provide us with access to their lists.  A majority  of the e-mail  addresses  that we have access to through our proprietary  list,  our network  partners  and our list  managers  is  currently comprised of addresses  from list  managers.  If we fail to maintain or grow our relationships  with our  network  partners  and third party list  managers,  our business could suffer.

            If we are unable to manage our expected  growth,  our business  will suffer.

            Our ability to  successfully  offer our  products  and  services and implement our business plan in the rapidly evolving market for permission e-mail marketing  services requires an effective  planning and management  process.  We continue to increase the scope of our operations  which has placed a significant strain on our management  systems and resources.  We expect that we will need to continue to improve our  operational  and financial and managerial  controls and reporting systems and procedures, and will need to continue to expand, train and manage our work force.

            Our business would suffer if we are unable to successfully integrate acquisitions of other companies or subscriber lists.

            From  time to time,  we  expect to  evaluate  opportunities  to grow through acquisitions of, or investments in complementary companies,  products or technologies.  If we acquire a company, we could have difficulty in assimilating that company's personnel,  operations,  products or technology. In addition, the key personnel of the acquired  company may decide not to work for us. If we make acquisitions of products or technology, we could have difficulty in assimilating the acquired  technology or products  into our  operations.  These  difficulties could disrupt our ongoing  business,  distract our  management and employees and increase  our  expenses.  Moreover,  our  profitability  may  suffer  because of acquisition-related  costs or amortization costs for acquired goodwill and other intangible  assets.  Furthermore,  we may  have to incur  debt or  issue  equity securities  to pay for any future  acquisitions,  the issuance of which could be dilutive to us or our existing  stockholders.  If we are unable to  successfully address any of these risks, our business could be harmed.

            The loss of any of our  executive  officers or key  personnel  would likely have an adverse effect on our business.

We need to hire a significant number of additional sales, support, marketing and product  development  personnel  to expand our  business.  If we fail to attract qualified  personnel or retain current employees,  our revenues may not increase and could decline.  Competition for these individuals is intense, and we may not be able to attract,  assimilate or retain additional highly qualified  personnel in the future. Our future success also depends upon the continued service of our executive  officers and other key sales,  marketing  and support  personnel.  In addition,  our products and  technologies  are complex and we are  substantially dependent upon the continued service of our existing  personnel.  Not all of our
officers  or  key  employees  are  bound  by  an   employment   agreement.   Our
relationships with these officers and key employees are at will. Moreover, we do not have "key person" life insurance policies covering any of our employees.

            Privacy  concerns  with respect to our  products and services  could negatively affect our business.

            Our technology collects and utilizes data derived from user activity in the Golf Promo Network. Our network enables the use of personal profiles,  in addition to other mechanisms,  to deliver targeted marketing materials,  to help compile  demographic  information  and to  limit  the  frequency  with  which an advertisement is shown to the user. The  effectiveness of our technology and the success of our business  could be limited by any  reduction or limitation in the use of personal  profiles.  These personal  profiles contain bits of information keyed to a specific server, file pathway or directory location that is stored in the user's hard  drive.  Personal  profiles  are placed on the user's hard drive without the user's  knowledge or consent,  but can be removed by the user at any time  through the  modification  of the user's  browser  settings.  In addition, currently available  applications can be configured to prevent personal profiles from being stored on their hard drive. Some commentators,  privacy advocates and governmental  bodies have suggested  limiting or eliminating the use of personal profiles. In the event this occurs, our business would likely suffer.

            Government  regulation and legal  uncertainties of doing business on the internet could negatively impact our business.

            The laws governing the Internet  remain largely  unsettled,  even in areas  where  there  has been  some  legislative  action.  It may take  years to determine  whether and how existing laws including those governing  intellectual property,  privacy,  libel  and  taxation  apply to the  Internet  and  Internet advertising.  In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent  consumer  protection laws, both in the United States and abroad,  that may impose  additional  burdens on companies conducting  business  over the  Internet.  Our  business  could  suffer with the adoption or modification of laws or regulations relating to the Internet, or the application of existing laws to the Internet.

            We may face claims for activities of our customers  which could harm our business.

            Our  customers'  promotion  of their  products  and services may not comply  with  federal,  state  and  local  laws.  A wide  variety  of  laws  and regulations  govern  the  content of  advertisements  and  regulate  the sale of products and services.  There is also uncertainty as to the application of these laws to the emerging  world of  advertising  on the Internet.  We cannot predict whether our role in facilitating  these marketing  activities would expose us to liability under these laws. We may face civil or criminal liability for unlawful advertising or other activities of our customers. If we are exposed to this kind of  liability,  we could be  required  to pay  substantial  fines or  penalties, redesign our  business  methods,  discontinue  some of our services or otherwise expend  resources  to avoid  liability.  Any costs  incurred as a result of that liability or asserted liability could harm our business.

            We have a significant number of outstanding convertible notes and warrants, the conversion or exercise of which would dilute the then-existing stockholders' percentage ownership of our common stock.

            As of July 1, 2001, we have outstanding warrants to purchase 600,000 shares  of our  common  stock,  approximately  $635,000  of  convertible  notes, warrants  and other  instruments  outstanding  of which  $302,000  convert  into
302,000  shares of common  stock of the  Company and the  remaining  convertible notes and instruments convert into such number of shares of common stock of the company as shall equal the principal plus all accrued but unpaid  interest under such notes  divided by the lesser of (a) $0.12 or (b) 80% of the current  market price of the Company's common stock on the date immediately  proceeding the date of conversion (the  "Conversion  Rate").  We also have  outstanding  warrants to purchase  600,000 shares of common stock which are exercisable at the Conversion
Rate in effect on the date of exercise.

            Subject to substantial limitations,  the Company may also sell up to
$15,000,000  worth  of  shares  to  Saudi  Capital  pursuant  to the  Investment agreement.  In addition to  15,000,000  in shares  which the Company may sell to
Saudi Capital pursuant to the Investment  Agreement,  all of the common stock of underlying  the  aforementioned  convertible  securities  and warrants are being registered in this Registration Statement

            The exercise or conversion of all of the outstanding notes, warrants and other instruments and the sale of up to $15,000,000,  subject to substantial limitations,  of common stock under the Investment  Agreement,  would dilute the then-existing  stockholders' percentage ownership of common stock, and any sales in the public market of the common stock issuable upon such exercise, conversion or sale could adversely affect prevailing market prices for the common stock. In addition, the existence of a significant amount of outstanding convertible notes and  warrants  and the  potential  sale of common  stock  under  the  Investment
Agreement may encourage  short selling by Selling  Stockholders  or others since the exercise of the outstanding  options and warrants could depress the price of our  common  stock.  Moreover,  the terms  upon which we would be able to obtain additional  equity  capital could be adversely  affected  because the holders of such  securities  can be expected to exercise or convert  them at a time when we would,  in all  likelihood,  be able to obtain any needed  capital on terms more favorable than those provided by such securities

            We have a limited trading market,  and the price of our Common Stock may be quite volatile.

            There is a limited public trading market for our Common Stock on the
NASDAQ OTC Bulleton  Board.  We cannot assure you that a regular  trading market for our  Common  Stock  will ever  develop  or that,  if  developed,  it will be sustained.  As is the case with the securities of many emerging  companies,  the market  price of our Common Stock may also be highly  volatile.  Factors such as
(i) our operating results and (ii) announcements by us or our competitors of new products  or  services,  may  significantly  impact  the  market  price  of  our securities.

            In addition,  in recent  years,  the stock market has  experienced a high level of price and volume  volatility  and market prices for the securities of many companies have experienced wide fluctuations not necessarily  related to the  operating  performance  of  such  companies.  Our  Common  Stock  may  also experience such volatility.

                                 Use of Proceeds

            We will not receive any proceeds  from the sale of the shares of the common stock by the selling  stockholders  pursuant to this  prospectus.  If the holders of the warrants exercise the warrants, the holders will pay the exercise price to us. If the cashless  exercise  provisions of the warrants are not used, we estimate  that the total  proceeds we will receive from the exercise of these warrants  will be  approximately  $256,000.  We will use any  proceeds  from the exercise of the warrants for working capital and general corporate purposes.

            Market for Common Equity and Related Stockholder Matters

            From   mid-1998,   our  common   stock  was  traded  on  the  NASDAQ
Over-The-Counter Bulletin Board under the symbol "LCSG." On January 19, 2000, we were  de-listed  from the Over the Counter  Bulletin Board for failure to comply with the new listing  standards set forth by the NASD before our phase-in  date.
During this time,  our stock had been quoted in the  National  Quotation  Bureau
"pink sheets". On February 16, 2001 we were re-listed on the NASDAQ OTC Bulletin
Board. Our symbol continues to be "LCSG"

            The  following  chart sets  forth the high and low sales  prices for each quarter since listing of our common stock.

1999 Quarter                              High                     Low
------------                              ----                     ---
January 1 - March 31                     $2.75                    $0.75
April 1 - June 30                        $3.62                    $2.25
July 1 - September 30                    $2.63                    $1.22
October 1 - December 31                  $1.63                    $0.69

2000 Quarter                              High                     Low
------------                              ----                     ---
January 1 - March 31                     $2.00                    $0.50
April 1 - June 30                        $1.30                    $0.33
July 1 - September 30                    $0.75                    $0.25
October 1 - December 31                  $0.81                    $0.15

2001 Quarter
------------
January 1 - March 31                     $0.50                    $0.14
April 1- June 30                         $0.32                    $0.08
July 1 - August 15                       $0.14                    $0.08

            No  prediction  can be made as to the  effect,  if any,  that future sales of shares of common stock or the  availability  of common stock for future sale  will  have  on the  market  price  of the  common  stock  prevailing  from time-to-time.  Sales of substantial amounts of common stock on the public market could adversely affect the prevailing market price of the common stock.

Dividend Policy

            We do not  anticipate  declaring or paying any cash dividends on our common stock.  We plan to retain any future  earnings for the development of our business. The payment of future dividends will be at the discretion of our board of directors  and will depend upon our,  among other  things,  future  earnings, capital requirements, financial condition and general business conditions.

                             Description of Business

Business Development.

            We were  incorporated in the State of Delaware on October 8, 1997 as
Linkun  Enterprise,  Inc. to design and  distribute  golf clubs and golf related products. On October 27, 1997, we changed our name to LCS Golf, Inc.

            On  October  28,  1997,  LCS  Golf,  Inc.  a  New  York  Corporation
(hereinafter  "LCS  New  York")  was  merged  into our  Company  and we were the surviving  company.  Pursuant to the merger,  we exchanged 980,904 shares of our common stock for all of the issued and  outstanding  shares of LCS New York on a one-share for one-share basis.

            We entered into this  transaction to obtain the name LCS Golf,  Inc.
Prior to this  transaction,  our officers and directors had no affiliation  with
LCS Golf, Inc. New York.

            On May 1,  1998,  we  acquired  Golf  Universe,  Inc.,  now known as
PlayGolfNow, Inc., and hereinafter referred to as ("PlayGolfNow"),  which became our  wholly  owned  subsidiary.  PlayGolfNow  was  incorporated  in the state of
Florida on  October  23,  1996.  We  acquired  all of the  outstanding  stock in
PlayGolfNow in exchange for the following consideration:

            o   400,000  shares of our  common  stock  issued  to  PlayGolfNow's shareholders,
            o   A promissory note for $100,000,  which we paid prior to February
                28, 1999, and
            o   Expenses of $16,750 associated with the transaction.

            We entered into this transaction to acquire  PlayGolfNow's plans for development of a golf related website.  Prior to this transaction,  our officers or directors had no affiliation with PlayGolfNow.

            On November 17, 1998,  we entered  into a stock  purchase  agreement with Milton Besen who controlled all of the issued and outstanding  common stock of Mr. B III, Inc. ("B III"). B III was  incorporated in the state of Florida on
September  3, 1996.  In this  transaction,  we exchanged  150,000  shares of our common stock and $250,000 for all of the issued and outstanding shares of B III.
In completing the transaction we also issued an additional 150,000 shares of our common stock for expenses  related to the  acquisition.  B III became our wholly
owned  subsidiary.   We  entered  into  this  transaction  to  acquire  B  III's manufacturing operations.  Prior to this transaction, our officers and directors had no affiliation with B III.

            On  January  26,  1999,  we  entered  into a common  stock  purchase agreement  with Alex  Bruni,  the holder of all of the  issued  and  outstanding shares of PlayGolfNow.  PlayGolfNow was incorporated on November 27, 1998 in the state of New York.  We  acquired  all of the  issued and  outstanding  shares of
PlayGolfNow in exchange for:

            o   350,000 shares of our common stock were issued to Mr. Bruni, and
            o   An  unconditional  option  issued to Mr.  Bruni to  purchase  an additional  200,000  shares of our  common  stock at a  purchase price of $0.50 per share  that may be  exercised  in whole or in part on or before January 25, 2001, which has since expired.

            PlayGolfNow then became our wholly owned subsidiary. We entered into this  transaction to acquire  PlayGolfNow's  golf membership  discount  program, consisting of a network of golf courses,  driving ranges, and pro shops offering discounted  rates  to  PlayGolfNow's  members.  Prior to this  transaction,  our officers and directors had no affiliation with PlayGolfNow.

            On  February  15,  1999,  we entered  into a common  stock  purchase agreement  with  Leigh  Ann  Colguhoun,  the  holder  of all of the  issued  and outstanding shares of Golfpromo, Inc. ("Golfpromo").  Golfpromo was incorporated in the state of Florida on February 10, 1999.  We acquired all of the issued and outstanding  shares of Golfpromo  in exchange  for 350,000  shares of our common stock.  Golfpromo then became our wholly owned subsidiary.  We entered into this transaction to acquire  Golfpromo's  mailing database list of golfers.  Prior to this transaction, our officers and directors had no affiliation with Golfpromo.

            On August  27,  1999,  we formed  and  incorporated  I Fusion  Corp.
("iFusion")  as our wholly  owned  subsidiary,  to  provide  both  Internet  and traditional marketing services.

Business of Issuer.

            We sell products and offer information over the Internet through our three wholly owned subsidiaries:

            o   PlayGolfNow
            o   Golf Promo
            o   iFusion

Internet Operations:

            PlayGolfNow.com

            o   PlayGolfNow.com  has been  operational  since  March of 1999 and
                currently   averages   approximately   150,000   hits  per  day.
                PlayGolfNow.com  delivers information and details on over 24,000 golf  courses  located  world wide and over 10,000 golf  related businesses as well as other golf related data and information.

            o   The   PlayGolfNow   site  offers  an  online  pro  shop,   where
                golf-related  products and services are sold through third party vendors.  The website  offers  products and services  from major golf equipment manufacturers,  apparel designers, and other golf related manufacturers.  We obtain commissions when site visitors purchase  products,  reserve tee times,  and make  travel  plans online.

            o   The PlayGolfNow  site offers a PlayGolfNow  Rewards Members Club that provides  members  discounts on golf services and products.
                Through  alliances  with Choice Hotels  International,  Avis(R),
                Alamo(R), Budget(R),  National(R)and Nike Golf Schools, the Club
                offers  members  discounts at over 2000 golf  courses,  resorts, practice  facilities,  as well as equipment and apparel  through the  Online  Pro  Shop.  We plan to  develop  benefits  for Club members  such  as a  monthly  online  newsletter,  a  bi-monthly magazine,  a  Recreation  Directory,  savings on condo  rentals,
                short  notice  airfare   savings,   vacation   package  savings,
                discounts on cruises,  motor home savings and skiing  discounts.
                We do not have written contracts with our named allies.

            The Company  intends to provide  discounts  by  purchasing  discount books providing golf and hotel discounts from vendors and issuing these books to new members as they  subscribe  to our  members'  program.  The vendors  that we purchase the books from will deliver the discount books to our members.  We will not carry any inventory of these discount books.

            iFusion

            iFusion is a full-service  Internet  marketing company that provides the following services:

            o   creative and concept development;
            o   national marketing program implementation and management;
            o   corporate and package development; and
            o   sweepstaking, and couponing;

            iFusion generates revenues from monthly retainers, subcontract work, and per project work.

            Targetmails.com is a website operated by iFusion, which utilizes our databases. Our database of golfers includes:

            o   in excess of 3  million  e-mail  addresses:
            o   1.5  permission  e-mail addresses,
            o   2 million  physical mail  addresses,
            o   24,000 golf course names and addresses, and
            o   over 15,000 golf retailers and pro shops.

            Additionally,  we have databases of individuals  associated with the travel,  healthcare,  and investment industries. The databases in the healthcare and investment  industries are an extension of our existing golfers database. By segregating the demographics and interests of our golfers into new databases, we create  databases of  individuals  who are  interested in receiving  information about  travel,  healthcare or  investments.  Tailoring our databases to specific interests allows us to create  additional  revenues by increasing the population of users to whom we can  market  our  services.  For  example,  advertisers  and researchers may rent our healthcare and investment industry databases.

            With our diverse databases:

            o   we are able to direct market  specific  PlayGolfNow  and Rewards
                Club products and services
            o   rent the database to advertisers, researchers, and golf industry consumers; and
            o   increase traffic to the PlayGolfNow.com  and  WallStreetGolf.com web sites through the targetmails.com website.

            Golfpromo.net and  Golfuniverse.com are used principally as links to our other web-sites.

            B III, Inc.

            We formerly  designed and manufactured  consumer  products through B
III, but we ceased our manufacturing operations in November of 1999. The Company has shut down all operations of B III.

Industry

            Permission  e-mail direct marketing  response rates are three to ten times higher than traditional  direct mail or banner  advertising,  according to
Jupiter  Communications,  a New York City based authority on Internet  commerce.
This figure is closely  correlated to the traditional  advertising  market where
55% is direct response, as opposed to blind or focused  advertisement  placement through  any  traditional  medium  or  the  Internet.  Costs  of  direct  e-mail advertising  can  often  run 90%  lower  than  other  direct  mail  or  indirect campaigns.

Strategy

            TargetMails  utilizes a multi-tiered  approach to attract and retain customers  by  Internet  working  data  collection,  technology,  marketing  and applications.  TargetMails' data collection model allows significant benefits to affiliate  partners  ("Affiliates").  TargetMails'  Affiliates are typically Web sites that have begun to develop  permission-based  lists. We enable our network
Affiliates  to generate  additional  revenues  from their Web site  visitors and customers by providing access to direct  marketing tools such as e-mail,  direct mail  banner  advertising,  without  the costs and  challenges  associated  with building  and  maintaining  their own direct  marketing  sales forces and e-mail
direct  marketing  technologies.   Our  network  affiliates  also  benefit  from
TargetMails  proprietary  technology  that  tracks the  responses  of their list members, thereby enhancing the value of their lists to direct marketers. Network
Affiliates  also  benefit  from  the  scale  and  reach of the  network  and the organization  of all network  members into  categories  of interest and response rate  histories.  Other  benefits  include  cost  reduction,  detailed  consumer
information,   steady  revenue  sources  and  direct  marketing  solutions.  The
Affiliate  partnership  model increases both speed to market and the universe of prospective customers.

            The data  warehousing is driven by Microsoft SQL, which has powerful querying  capabilities.  The program is  reliable,  easily  adaptable  to future applications and is compatible with Online Database  Connectivity  (ODBC),  Java
Database  Connectivity (JDBC) and Cold Fusion middle-ware tools. The database is carefully managed to

maintain all new and relevant consumer information,  as well as to automatically update such occurrences as changes of address or duplicate listings.

            TargetMails  is  capable  of  delivering  over  one  million  e-mail
messages  per  day  and  tracks   responses  using   proprietary   software,   a
click-through  tracking  system.  Messages  are  highly  customized  and  can be delivered  in  either  plain  text  or HTML  format  and  may  contain  advanced applications such as audio, video, interactive links and data capture forms.

            We formed iFusion,  a full service Internet  solutions  company that provides marketing  expertise by offering clients strategic planning and account management,  design and Internet and online  promotions.  Recent  Packages  were designed and implemented for organizations such as Palm Restaurant, Ivy Mckenzie and Armbrust  Aviation.  Significant  synergies  exist between  TargetMails  and
iFusion that stem from value-added  marketing services for our database clients.
These  services  include:  (i)  integration  of online,  e-mail and  traditional campaigns  into  seamless  promotional  packages  and (ii) Web site  design  and implementation.

            By  constructing  all  aspects of the  client's  marketing  venture,
iFusion can utilize  TargetMail's lists to generate campaigns precisely tailored to meet  specific  marketing  needs.  This  new  phase  of  marketing  not  only identifies the most appropriate consumers for a campaign,  but also tracks their movements  and  responses  from the  earliest  stage of the mailing to the final stages of either  purchase or rejection.  Complex  consumer buying habits can be
incorporated  into  an  algorithm  for  analysis  and  immediate   extension  or
reconfiguration of strategies.

            iFusion provides traditional  companies the opportunity to expand or enhance their Internet  site.  Developers  work with  management to create a Web site that enhances the marketing programs conducted by iFusion. We have sold our products and services to over 150 companies, ranging from small organizations to
Fortune 500 clients.

            PlayGolfNow.com,        our       primary        golf        website
http://www.PlayGolfNow.com,  provides a comprehensive range of offerings for the golfer,  including the largest  database of golf courses  worldwide,  online tee time  reservations,  a comprehensive golf yellow pages, an online Pro shop which includes all major golf  equipment and related  products at discount  prices and free golf video games.  The Rewards Members Club,  through the PlayGolf  website offers substantial discounts to a network of golf courses, golf schools, hotels, restaurants and car rental agencies.  The members also receive discounts on golf equipment  and  apparel  they  purchase  through the  PlayGolf  online pro shop.
Finally,  we provide  online  newsletters  that reach over  500,000  subscribers weekly, partnering with Golf & Travel magazine and many others.

Competition

            LCS Golf has entered into a highly  competitive  market for the sale of  golf-related  products  and  services  over  the  Internet.  The  top  three competitors,  PGA Tour.com,  GolfOnLine.com,  and Golf.com are aligned with CBS,
ESPN, and NBC  respectively,  making them  formidable  competitors  that provide information/content  about the  "professional"  golf tour. In order to develop a different market, we positioned ourselves to provide comprehensive  information, products  and  services  for  the  "average"  golfer  as  well  as  for  golfing businesses,  much like The Golf  Channel did for cable  media.  Our  competitive advantage  includes a database of over 2 million golfers with 1.5 million opt-in
e-mail addresses and the only golf yellow pages on the Internet.

Employees

            LCS Golf and its subsidiaries have 8 full-time employees.

Government Approval and Compliance with Governmental Regulation.

            We will not collect  sales or other  similar  taxes on goods sold on our  web  sites  except  where  required  by law.  Some  states  or the  federal government may seek to impose sales tax collection  obligations on  out-of-state companies that engage in or facilitate online commerce. Proposals have been made at the state and local level that would impose  additional  taxes on the sale of goods and services  through the  Internet.  Such  proposals,  if adopted,  could substantially  impair the growth of  electronic  commerce,  and could  adversely affect our opportunity to derive financial benefit from such activities.

            Due to the increasing  popularity and use of the Internet,  a number of laws and regulations may be adopted,  covering privacy,  pricing, and quality of products and services.  The growth of Internet  commerce may prompt calls for more stringent  consumer  protection laws that may impose additional  burdens on our business.  The adoption of any additional  laws or regulations  may decrease the growth of the Internet,  which,  in turn,  could decrease the demand for our products and services or increase our cost of doing business, which could have a material  adverse  effect on our business,  results of operations  and financial condition.

            We sell products and services to numerous consumers residing in such states and  jurisdictions  that may claim that we are  required to qualify to do business as a foreign  corporation  in each such state or foreign  country.  Our failure  to  qualify  as a foreign  corporation  in a  jurisdiction  where it is required to do so may subject us to taxes and  penalties for failure to qualify.
Any such existing or new  legislation or regulation,  including state sales tax, or the application of laws or regulations from  jurisdictions  whose laws do not currently  apply to our business,  could have a material  adverse  effect on our business, results of operations and financial condition.

Agreements

            Traffix

            On February 16, 2000, we entered into a series of related agreements with Quintel  Communications,  Inc. (now known as Traffix,  Inc. and hereinafter referred to as "Traffix"),  including a loan  agreement to borrow  $500,000 from
Traffix in the form of a convertible  promissory  note. The promissory  note was collateralized  by our  database of  information.  The note bears  interest at a variable  rate not to  exceed  14%.  The note was due on demand  any time  after
August 16, 2000.  Traffix may convert the  remaining  principal  and accrued but unpaid  interest  into shares of our common stock and such shares would have had registration  rights as set forth in a registration  rights agreement.  Further, any  additional  shares  issued upon  conversion  of the debt are  protected  by anti-dilution  provisions,  subject to our right to repurchase any shares issued under such  anti-dilution  provisions at $1.00 per share, which repurchase right may be used once in twelve months from the date of the agreement.

            On the  same  date,  we  entered  into  a  marketing  agreement  and licensing  agreement  with Traffix.  As  consideration  for providing  marketing services for a period of two years, we issued options,  valued at  approximately
$139,000 using the Black-Scholes Model, to purchase 200,000 shares of our common stock.  The model enables us to estimate the fair value of stock options granted because  it takes  into  account,  as of the grant  date of the  option;  i) the exercise price;  ii) the expected life of the option;  iii) the current price of the  underlying  common  stock;  iv) the  stock's  expected  volatility;  v) the expected dividends; and vi) the risk free interest rate for the expected term of the option.  Options to purchase  100,000 shares are exercisable for a period of two years  from  issuance  at $1.00 per share and  options to  purchase  100,000 shares  are  exercisable  for a period of two years from  issuance  at $2.00 per share. The shares underlying these options have registration rights as described in the registration rights agreement discussed above.

            Under the licensing agreement, Traffix acquired a license to use our database of information  in exchange for payment of $5,000 per month.  We are in default  under the loan  agreement  and Traffix may credit this  monthly  amount towards any amounts in arrears.  The  licensing  agreement  is for a term of ten years with an option to renew for an additional five years.

            On  August  8,  2000,  following  certain  disagreements  concerning
Traffix's  use of our  database,  we entered into a  forbearance  agreement  and amendment of our security agreement with Traffix.  Traffix  acknowledged receipt of a $50,000  payment  against  the  principal  balance of  $500,000  due on the convertible  note,  funded  personally  by Dr.  Mitchell.  The related  note was amended to provide for payment upon written demand.  If there is a default under the terms of the forbearance agreement or the note, the interest rate will equal the prime  rate as  defined  in the note plus 4% not to  exceed  fourteen  (14%)
percent.  Until  payment of all amounts  due under the note are made,  amendment number 1 to the security agreement requires us to pay fifty percent (50%) of the collections received for accounts receivable  outstanding as of August 10, 2000, and twenty-five  percent (25%) of collections  for all new accounts  receivable, within five days.  Payment is to be credited against amounts due under the note, first to interest, then to principal. Traffix is to receive 50% of all other cash receipts  including  additional  loans,  cash  equivalents  and  marketable securities  generated by us from any source  whatsoever until payment is made in full of the amounts due under the note.  The security  agreement  filed February
22, 2000 was amended to include all accounts of LCS Golf and all  securities  or guarantees  held by us in respect of the accounts and all account  proceeds.  In addition, Dr. Mitchell,  President and CEO of LCS Golf, executed and delivered a guarantee on August 7, 2000 of up to $250,000 on the note (of which  $150,000 he has been paid against this guaranty).

            On August 8, 2000,  Traffix agreed to forbear from demanding payment of the note or commencing any action  against us as long as Traffix  receives at least  $10,000 per month in payment of principal  and  interest on the Note,  or collections of the accounts  receivable or from the  guarantor,  and we generate gross revenues of at least $75,000 per calendar month from the normal conduct of business.  On May 16, 2001, the Company  entered into an agreement with Traffix,
Inc. which amended the  aforementioned  Forebearance  Agreement  dated August 8,
2000.  The Company  agreed to pay  $10,000.  Upon the  closing of the  Company's debenture  financing  (see below),  Traffix will be paid an additional  $10,000.
Commencing  on June 1,  2001,  the  Company  agreed to a payment  schedule  of a minimum of $10,000 per month until the date the registration  statement required to be filed  in  connection  with a  proposed  equity  line  becomes  effective.
Beginning  on the first day of the month  after the  registration  statement  is effective, Traffix will be paid a minimum of $25,000 per month.

            American Warrant Partners

            On August 8, 2000, American Warrant Partners, LLC ("American Warrant
Partners") loaned $300,000 to the Company. We issued 8% convertible subordinated promissory  note to  American  Warrant  Partners  with a  maturity  date for the principal of August 8, 2002. The note was originally convertible into our common stock at $0.25 per share, subject to adjustment, which resulted in a discount of the note of approximately  $201,000 which was immediately recognized as interest expense due to the ability of American  Warrant to convert the debt at any time.
Interest is payable on a quarterly basis commencing  September 30, 2000. We also issued to  American  Warrant  Partners a warrant  expiring  on August 8, 2005 to purchase up to 600,000  shares of our common  stock,  at the  exercise  price of
$0.40 per share,  to be exercised in whole or in part. The value of this warrant
at  grant  date,   utilizing  the   Black-Scholes   option  pricing  model,  was
approximately  $260,000.  The  assumptions  used in determining the value was an expected  volatility of 227%, an average interest rate of 6.06% per annum and an expected  holding  period of five years.  The allocated  value of the warrant is
$99,000 and will be amortized  over two years or shorter if exercised.  In order to elect to exercise the warrant at the share price  computed  using the formula in the warrant agreement, American Warrant Partners must deliver the warrant and a written  notice of  election to exercise  the warrant to us. In  addition,  we entered into a registration  rights agreement in which we agreed to register the shares with the  Commission as soon as reasonably  practicable,  but in no event later  than  September  15,  2000  and are  subject  to  penalties  because  the
Registration  Statement  was not declared  effective  by November 15, 2000.  The penalties are that for each 30-day period that the Registration Statement is not declared  effective,  the conversion  price of $0.25 of the convertible note and the  warrant  exercise  price of $0.40  will  each be  reduced  by 2% until  the exercise price reaches $0.05. In addition,  the interest rate on the convertible note will increase 2% for each 30-day period, not to exceed 15%.

            To date,  no such  Registration  Statement  has been filed.  Certain officers and directors of the Company agreed to a lock-up provision  restricting their right to sell, transfer, pledge or hypothecate or otherwise encumber their shares  until the  earlier of the one year  anniversary  of the  agreement,  the effective date of the  Registration  Statement,  or until we raise $1,000,000 in equity or debt  financing.  We also agreed that without prior  written  consent, until the  earlier  of 85% of the  principal  balance  and  interest  is paid or converted to common stock,  or 180 days from the date of the warrant  agreement, we will not offer to sell or sell any of our  common  stock at a price per share
(or conversion or exercise price per share) less than the average  closing price per share of our common stock as quoted by the OTC Electronic  Bulletin Board on the five days immediately prior to the close of the transaction.  We also agreed to recommend and use our best efforts to elect a designee and  representative of
American  Warrant Partners as a member of the Board of Directors until the later of one year  from the  date of the  agreement  or  until  such  time we  receive
$1,000,000 in equity or debt financing.

            On May 16, 2001, the Company and American  Warrant  Partners entered into an  Amendment,  Waiver and Consent  with  respect to the  promissory  note, warrant and  registration  statement,  whereby the conversion price and exercise price of the promissory note and warrant, respectively, have been amended to the lower of $.12 per share or 80% of the  closing bid price per share of the Common
Stock as quoted on the NASDAQ OTC Bulletin  Board  ("Market  Price") on the date immediately  preceding  the date of exercise or  conversion  and the Company has further agreed to file a registration  statement covering such underlying common stock no later  than 60 days  from June 15,  2001,  in  consideration  for which
American  Warrant  Partners  has  agreed to waive any  penalty  provisions  with respect to the filing of the registration  statement and consent to the issuance of common stock below the then  applicable  conversion or exercise  price of the promissory  note  and  warrant  and the  issuance  of  $200,000  in  convertible debentures.  American  Warrant  Partners  has orally  agreed that as long as the
Company files the registration  statement  covering the common stock issuable to it upon the conversion of its notes and warrants by August 21, 2001, it will not to take any action under any agreement  with the Company in connection  with the
Company's obligation to file a registration statement within 60 days of June 15,
2001.

            Subscription  Agreement  for the sale of Debentures  and  Consulting
Agreement with Private Equity Group, LLC

On May 24, 2001, the Company entered into a subscription  agreement with Private
Equity Group,  LLC for the sale of $200,000 of 8% convertible  debentures  which automatically  convert into common stock in five years at the lower of $0.12 per share or 80% of the Market Price on the date immediately preceding exercise. The
Company has sold to Private Equity Group,  LLC $175,000 of  debentures,  and the parties  have  agreed  that no further  purchases  of  debentures  shall be made pursuant to the  subscription  agreement.  The debentures  have been  personally guaranteed by the Company's major  stockholder and president with 750,000 of his shares of the Company's  stock being held in escrow.  The Company also agreed to file a registration  statement for the shares to be filed as soon as practicable but no later than sixty calendar days from June 15, 2001. On August 17, 2001, in consideration  for Private  Equity Group not  foreclosing  on the 750,000 shares pledged by Dr.  Mitchell,  Dr. Mitchell  agreed to pledge an additional  750,000 shares of Common Stock. Private Equity Group will have the right to foreclose on
750,00 of the 1,500,000  shares  pledge by Dr.  Mitchell and if the Company does not file such  registration  statement by August 28, 2001,  Private Equity Group will have the right to foreclose on the additional 750,000 shares

            As of June 12, 2001, the Company entered into a consulting agreement with  Private  Equity  Group,  LLC  pursuant to which the  Company  shall pay to
Private  Equity  Group,  LLC such number of shares of its common  stock as shall equal  $26,000  divided  by the  lesser of $0.12 per share or 80% of the  market price.

            Investment Agreement with Sociedad Anonima De Capital Saudi

            OVERVIEW.  On June 29, 2001, we entered into an investment agreement with  Sociedad  Anonima De  Capital  Saudi  ("Saudi  Capital").  The  investment agreement  entitles us to issue and sell our common stock for up to an aggregate of $15 million from time to time during a  eighteen-month  period,  beginning on the  effective  date of  this  Registration  Statement.  This  right  to sale is referred to as a put right.

            PUT  RIGHTS.  In  order  to  invoke  a put  right,  we must  have an effective  registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally,  we must give ten business days advance notice to Saudi
Capital of the date on which we intend to exercise a particular put right and we must  indicate  the number of shares of common  stock we intend to sell to Saudi
Capital.  At our option, we may also designate a maximum dollar amount of common stock (not less than  $25,000  and not to exceed $2  million,  without the prior written consent of Saudi Capital) which we will sell to Saudi Capital during the put and/or a minimum  purchase price per common share at which Saudi Capital may purchase  shares  during  the put.  The  number of common  shares  sold to Saudi
Capital  in any  given put may not  exceed  the  lesser of a) the  number of put shares which when multiplied by the put share price, equals $2,000,000 or b) 15%
of the  aggregate  daily  reported  trading  volume during the ten business days preceding the day we invoke the put right.  In addition,  Saudi Capital shall in no event be required to  purchase an amount of shares  which,  when added to the number of shares  acquired by Saudi Capital  during the three days preceding the day we invoke  the put  right,  would  exceed  9.99% of the  number of shares of common stock outstanding.

            For each common  share,  Saudi Capital will pay us 85% of the market price,  which is defined as the lowest  closing  bid price for the common  stock during the pricing  period which is the ten  business  days  following  the date notice of the put was provided to Saudi Capital.  However,  the price may not be less than the designated  minimum per share price,  if any, that we indicated in our notice.

            LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. Our right to exercise a put is limited as follows:

            (a)  notwithstanding  the amount of any Put, Saudi Capital shall not be obligated to purchase any additional Put Shares once the aggregate Put Dollar
Amount paid by Saudi Capital equals the Maximum Offering Amount;

            (b) Saudi  Capital shall not be obligated to acquire and pay for the
Put  Shares  with  respect  to any Put for which the  Company  has  announced  a subdivision or  combination,  including a reverse split,  of its Common Stock or has subdivided or combined its Common Stock during the Extended Put Period;

            (c) Saudi  Capital shall not be obligated to acquire and pay for the
Put Shares with  respect to any Put for which the Company has paid a dividend of its Common Stock or has made any other  distribution  of its Common Stock during the Extended Put Period;

            (d) Saudi  Capital shall not be obligated to acquire and pay for the
Put Shares with  respect to any Put for which the  Company has made,  during the
Extended  Put  Period,  a  distribution  of all or any  portion of its assets or evidences of indebtedness to the holders of its Common Stock;

            (e) Saudi  Capital shall not be obligated to acquire and pay for the
Put Shares with respect to any Put for which a Major  Transaction, as defined in the Investment Agreement has occurred during the Extended Put Period.

            SHORT SALES.  Saudi Capital and its affiliates  are prohibited  from engaging in short  sales of our common  stock  unless  they have  received a put notice  and the  amount of shares  involved  in a short sale does not exceed the number of shares specified in the put notice.

            CANCELLATION  OF PUTS.  We must cancel a particular  put between the date of the advance put notice and the last day of the pricing period if:

            -   we  discover  an  undisclosed  material  fact  relevant to Saudi
                Capital's investment decision;

            -   the  registration  statement  registering  resales of the common shares becomes ineffective; or

            -   shares are delisted from the then primary exchange.

            However,  the put will  remain  in effect  for the  number of shares specified in the put notice for the shortened  pricing  period which will end on the day prior to the date of delivery of the put cancellation notice.

            SHAREHOLDER  APPROVAL. We may issue more than 20% of our outstanding shares.  If we become  listed on the Nasdaq Small Cap Market or Nasdaq  National
Market,  then we must get  shareholder  approval  to issue  more than 20% of our outstanding  shares.  Since we are currently a bulletin board company, we do not need shareholder  approval.  Our directors and officers have agreed to recommend shareholder approval of this proposal at our next annual shareholders meeting.

            TERMINATION OF INVESTMENT AGREEMENT. We may also terminate our right to initiate  further puts or  terminate  the  investment  agreement by providing
Saudi  Capital with notice of such  intention to  terminate;  however,  any such termination  will not affect any other rights or obligations we have  concerning the investment agreement or any related agreement.

            SAUDI  CAPITAL'S  RIGHT  OF  INDEMNIFICATION.  We are  obligated  to indemnify Saudi Capital  (including  their  stockholders,  officers,  directors, employees  and  agents)  from  all  liability  and  losses  resulting  from  any misrepresentations  or  breaches  we  made in  connection  with  the  investment agreement, our registration rights agreement,  other related agreements,  or the registration statement.

            COMMITMENT PAYMENTS. During the term of the investment agreement, if we do not put the lesser of (i)  $500,000,  or (ii) the  maximum  dollar  amount which could be  drawn-down  hereunder,  taking into account the  conditions  and restrictions  set forth in the Transaction  Documents,  the Company shall pay in cash to the  Investor  an amount  equal to ten percent  (10%) of the  difference between $500,000 minus the amount actually drawn-down.

            Saudi Capital is, and any broker-dealer that acts in connection with the sale of common  shares  may be deemed to be,  an  "underwriter"  within  the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers  and any profit on the resale of the common  shares  sold by them while  acting as  principals  might be deemed to be  underwriting  discounts  or commissions.  Because Saudi Capital is deemed to be an "underwriter"  within the meaning of Section 2(11) of the Securities Act, Saudi Capital will be subject to prospectus delivery requirements.

            We have informed Saudi Capital that the  anti-manipulation  rules of the SEC,  including  Regulation M promulgated  under the Securities and Exchange
Act, may apply to its sales in the market and have provided Saudi Capital with a copy of such rules and regulations.

            Saudi  Capital  may resell all or a portion of the common  shares in open market  transactions  in reliance  upon Rule 144 under the  Securities  and
Exchange Act,  provided it meets the criteria and conform to the requirements of such Rule.

            Debt in Default

            The American  Warrant  loan of $300,000  placed us in default of the forbearance  agreement  that we signed with  Traffix  because we did not in turn remit fifty percent of the cash  proceeds as required  under the  agreement.  On
August 30, 2000, Dr.  Mitchell agreed to fund personally two payments of $50,000 each towards  principal and interest on the Traffix loan. We also changed to 50%
instead of 25% of  receipts  from new  accounts  receivable  that are payable to
Traffix under the amended security  agreement.  On May 16, 2001, we entered into an amendment to the forbearance agreement with Traffix which among other things, requires  us to pay them  $10,000 on the first of each month until they are paid in full.

            Intellectual Property

            Through our  acquisition  of B III, we own the patent  serial number
29/073.138  for a product  sold under the label  "Adorables,"  that is an animal pillow  with  a  pouch.  We  have  not  sought  trademark  registration  of  the
"Adorables"  name  with the U.S.  Patent &  Trademark  Office.  PlayGolfNow  has
registered the following domain names:

            o    skiuniverse.com
            o    Golfpromo.net
            o    universe-online.com
            o    iFusionco.com
            o    ifusionco.net
            o    PlayGolfNow.com
            o    junior-golf.com
            o    targetmails.com
            o    myplaygolfnow.com
            o    WallStreetGolf.com
            o    freeis4me.com
            o    lcsgolf.com
            o    golfuniverse-online.com

Description of Property

            We do not own any real  property.  Beginning  on June 12,  2001,  we entered into a lease for office space located at 7109 Fairway Drive,  Suite 100,
Palm beach,  Florida  33417.  Prior  thereto we leased office space at 809 North
Dixie Highway,  Suite 200, West Palm Beach, Florida for our Internet operations.
Our new office space is  approximately  2000 square feet.  The monthly rental is
$2,200.00  and the term of the lease is three years.  This lease expires on June
15, 2004,  but provides an option to renew for an additional two years if we are not in default of the terms in the lease.

Legal Proceedings

            None.

            Management's Discussion and Analysis or Plan of Operation

            Except for  historical  information,  the  discussion in this report contains forward-looking statements that involve risks and uncertainties.  These forward-looking statements include, among others, those statements including the
words  "expects,"   "anticipates,"   "intends,"  "believes"  and  other  similar
language.  Our actual  results  could  differ  materially  from those  discussed herein. You should not place undue reliance on these forward-looking statements, which  apply only as of the date of this  report.  Factors  that could  cause or contribute to such differences  include, but are no limited, the risks discussed in "Certain Factors That May Affect Future Results of Operations."

Overview

            LCS Golf Inc. is a holding  company  that  operates as a provider of outsourcing of permission e-mail marketing technologies and services. We provide
permission   e-mail  direct  marketing   services  through   Golfpromo.net   and
Targetmails.com.,  Internet and direct marketing services through Ifusionco.com.
and  PlayGolfNow.com,  Golf e-commerce  news and information  through a vertical golf portal and discounts on golf services.

            After  identifying  the  opportunity  for  permission  e-mail direct marketing, newsletter marketing and Internet & direct marketing, we began to refocus our strategy  towards  permission  e-mail and Internet  marketing in the latter  part of our fiscal  year ended  February  29,  2000.  To  implement  our permission based e-mail strategy,  we acquired Golf Promo,  created  TargetMails and started  ifusionco  in 1999.  As a result of our new focus,  we have built a network and developed reseller  relationships which collectively provide us with reach  to over 3  million  self-selected  individuals,  who have  given  express permission to receive promotional  messages via e-mail on specific categories of interest.  Our current  strategy  is to focus our  resources  on our  permission
e-mail  business  by  continuing  to build our  network of  subscribers  and our customer base.

            We derive  revenue by charging  fees for sending  permission  e-mail messages.  Revenue is  recognized  when  e-mails  are sent to  subscribers.  Our customers are primarily  e-commerce  companies,  their  interactive  advertising agencies, golf and golf related companies.

            We deliver e-mail messages to members of our Golf related  division, consisting of our own permission  e-mail list and those of our network partners, and permission  e-mail lists from third party list managers.  We pay our network partners or third party list  managers  either a percentage  of revenue  derived from the  delivery of e-mail  messages to members on the lists they provide or a fixed fee.  Substantially  all of our customers  purchase our permission  e-mail services under short-term contracts. Our revenues would suffer if we were unable to secure new contracts  from  existing  customers or obtain new  customers.  We expect to  continue  to  derive a  substantial  majority  of our  revenues  from short-term contracts.

            We expect to increase  spending on sales and  marketing as we expand our sales  force,  increase  our  subscriber  base and promote  awareness of our brand. We also expect substantially  higher general and administrative  expenses as we expand  our  infrastructure  to  support  our  expected  growth  and as we continue to develop  new product  lines and make  enhancements  to our  existing products. As a result of these increases,  we expect to incur significant losses for the foreseeable future.

            Manufacturing  operations  for B III - The  Company  has  decided to terminate all of its  manufacturing  operations and has  discontinued all of III operations as well as written-off all its good will on the contract with Mr. Joe
Namath as a B III corporate representative.

            In view of the rapidly evolving nature of our business,  our limited operating  history  and our  recent  focus on  permission  e-mail  and  Internet marketing services, we believe that period-to-period  comparisons of our revenue and operating  results,  including our gross margin and operating  expenses as a percentage of total  revenues,  are not meaningful and should not be relied upon as an indication of future  performance.  We do not believe that our  historical growth rates are indicative of future results.

Results of Operations

Three Months Ended May 31, 2001 And May 31, 2000

            Revenues

            Our  revenues  consist  of fees from  providing  Internet  marketing services, including the delivery of permission mail direct marketing messages to members in our network,  newsletter-marketing,  e-commerce,  banner advertising,
Internet marketing services and direct marketing campaigns. We have also entered into agreements  with several  companies to engage and represent their company's database and broker their client's  list.  These  agreements  should allow us to realize  additional  revenues,  increased brand awareness and capture additional
market   share  in  the   permission   based  and  affinity   marketing   e-mail
communications services.

            Our revenues for the three months ended May 31, 2001 were $89,679 on a  consolidated  basis as compared to $402,227  for the prior three months ended
May 31, 2000.

            Cost of Revenue

            Cost of revenues  were $40,498 as compared to $ 68,921 for the three months ended May 31, 2000.

            Selling, General and Administrative

            Selling,  general and  administrative  expenses consist primarily of personnel  and related  costs of our direct  sales  force,  marketing  staff and marketing  programs and the cost of personnel for general  Corporate  functions, including finance, accounting, human resources, facilities, legal, shares issued for consulting fees and settlement of claims.

            Selling, general and administrative expenses were $1,679,979 for the three months ended May 31, 2001  compared to $748,994 for the three month ending
May 31, 2000.

            The  increase in selling,  general and  administrative  expenses was
primarily due to increases in  consulting, marketing  expenditures   targeted at
building our permission e-mail and Internet  marketing  strategy,  attorneys and accounting  fees. We expect sales and marketing  expenses will increase over the next year as we hire  additional  sales and  marketing  personnel  and  initiate additional marketing programs.

            Intangible Assets

            Amortization  of  intangible  assets  were $0 for the  three  months ending May 31, 2001 compared to  $1,271,000  for the three months ending May 31,
2000.

            Due to changes in our business focus from  principally  golf related operations to an internet data collection  service and marketing  company during the fourth  quarter  ended  February  29,  2000,  we have  closed  manufacturing operations of B III.

            Interest Expense

            Interest expense consists of interest on debt obligations.  Interest expense  was  $458,477  for the three  months  ending May 31,  2001  compared to
$83,120  for the three  months  ending May 31,  2000.  Interest  expense for the quarter  ended May 31, 2001,  includes a charge of $364,000  for the  beneficial conversion features of the convertible debt and debentures.

            Income Taxes

            No  provision  for federal or state  income taxes was recorded as we incurred net  operating  losses since  inception  through May 31, 2001.  The tax benefit  of the net  operating  losses  has  been  reduced  by a 100%  valuation allowance.

Twelve Months Ended February 28, 2001 and February 29, 2000

            Revenues

            Our  revenues  consist  of fees from  providing  Internet  marketing services, including the delivery of permission mail direct marketing messages to members in our network,  newsletter-marketing,  e-commerce,  banner advertising,
Internet marketing services and direct marketing campaigns. We have also entered into agreements  with several  companies to engage and represent their company's database and broker their client's  list.  These  agreements  should allow us to realize  additional  revenues,  increased brand awareness and capture additional
market  shares  in  the   permission   based  and  affinity   marketing   e-mail
communications services.

            Our  revenues  for the twelve  months  ended  February 28, 2001 were
$699,000 on a consolidated  basis as compared to $1,909,000 for the prior twelve months ended  February 29, 2000.  Our operating  expenses  (cost of revenues and selling,  general and  administrative  expenses) were  $2,418,569 as compared to
$5,828,600 for the prior  twelve-months ended February 29, 2000. In an effort to reduce  the  strain  on our  cash  flow we  have  outsourced  our  manufacturing operations at B III.  This change has  allowed us to reduce our fixed  operating costs.  We incurred  substantial  non-cash  expenses such as issuance of capital stock for services  rendered,  amortization of goodwill and write-offs  totaling
$1,821,593 which did not cause cash outflows to operate our business as compared to $3,747,171 for the prior twelve months ended February 29, 2000.

            Cost of Revenue

            Cost of revenues  were  $217,907 as compared to  $1,197,820  for the prior year.

            Selling, General and Administrative

            Selling,  general and  administrative  expenses consist primarily of personnel  and related  costs of our direct  sales  force,  marketing  staff and marketing  programs and the cost of personnel for general  corporate  functions, including finance, accounting, human resources, facilities, legal, shares issued
for   consulting   fees  and   settlement  of  claims.   Selling,   general  and
administrative expenses were $2,200,662 for the twelve months ended February 28,
2001 compared to $4,630,780 for the year ending February 29, 2000.

            The  decrease in selling,  general and  administrative  expenses was primarily due to a reduction in consulting fees partially offset by increases in our direct sales force and increased marketing expenditures targeted at building our  permission  e-mail and  Internet  marketing  strategy.  We expect sales and marketing  expenses will increase over the next year as we hire additional sales and marketing personnel and initiate additional marketing programs.

            Write Off Intangible Assets

            During the fourth  quarter of the  fiscal  year ended  February  28,
2001, the Company evaluated the license agreement with Joe Namath for impairment on the basis of whether it is fully recoverable from projected undiscounted cash flows  expected to be realized  from this  agreement.  As a result,  the Company wrote off the remaining value of this asset of approximately $1,269,000.

            Due to changes in our business focus during the fourth quarter ended
February 29, 2000, we decided to write-off  all of our   intangible  assets.  We
have closed our  manufacturing  operations  of B III. We have  changed our focus from principally golf related  operations to an internet data collection service and marketing company.

            Interest Expense

            Interest expense consists of interest on debt obligations.  Interest expense was $497,000 for the twelve months ending  February 28, 2001 compared to
$56,000 for the year ending February 29, 2000.

            Income Taxes

            No  provision  for federal or state  income taxes was recorded as we incurred net operating losses since inception through February 28, 2001. The tax benefit  of the net  operating  losses  has  been  reduced  by a 100%  valuation allowance.

            Liquidity and Capital Resources

            We are  currently  in default of the loan  agreement  with  Traffix.
However we have  entered into a  forbearance  agreement  which was  subsequently amended, pursuant to which, we are required to pay Traffix $10,000 per month. We anticipate  repaying  Traffix over a period of time from current sales or loans.
Our monthly cash flow will be greatly  affected by the repayment of the loan. We have to pay 50% of our collections made on our accounts  receivables to Traffix, creating a shortfall in our cash flow. We may have to seek additional short term loans from our CEO,  Dr.  Michael  Mitchell or other  sources to make up for the deficiencies  in cash flow until full  repayment is  complete.  We expect to pay this loan in full once we have received  additional  funding.  Dr.  Mitchell has personally  guaranteed  repayment  of up to $250,000 of the Traffix loan and has already made payments of $150,000 to Traffix.

            We are also in default under the registration  rights agreement with
American  Warrant because a registration  statement to register the common stock underlying  the $300,000  convertible  note and the warrant to purchase  600,000 shares of our common stock was not declared effective by November 15, 2000. As a result of such  default,  we have entered  into an amendment  waiver and consent agreement with American Warrant  Partners whereby the Company has agreed,  among other things to reduce the conversion price of their note and the exercise price of their  warrant to the lower of $.12 per share or 80% of the closing bid price and quoted on the NASDAQ OTC Bulletin  Board on the date  immediately  preceding the date of conversion or exercise, as applicable.

            The Company as of May 31, 2001, has a working capital  deficiency of
$(2,600,000)  and a capital deficit of $(4,155,000).  In addition,  our revenues have not been able to cover our operating costs. These factors raise substantial doubt about our ability to continue as a going concern.

            We are in the  process of  addressing  these  issues.  As of May 24,
2001, we borrowed  $125,000 and an additional  $50,000 in June 2001, in the form of convertible  debentures  which convert into common stock at the lower of $.12 per share or 80% of the closing  bid price of the common  stock as quoted on the
NASDAQ OTC Bulletin Board on the day immediately preceding such conversion.  The
$175,000  of  convertible  debentures  have been  personally  guaranteed  by Dr.
Mitchell pursuant to a Guarantee  Agreement and a Stock Pledge Agreement whereby
Dr.  Mitchell  has  personally  pledged  750,000  shares of Common  Stock of the
Company.

            We will need additional funding to meet our current operating needs, hire additional sales staff and invest in infrastructure and marketing.  We will attempt to maintain  our fixed cost at a steady  rate and  control our  variable cost in proportion to our revenue base. We believe that with new capital, a cost control  strategy  and an  increase in  revenues,  we should be in a position to continue as a going concern. We expect to execute this plan on an ongoing basis.

            If we are unable to raise capital from the investment agreement with
Saudi Capital, we will reduce our overhead by terminating lines of business that are currently  generating  inadequate cash flows. We are also prepared to reduce staff to assure a positive cash flow scenario.

          Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

            Set forth below are our  directors  and  executive  officers,  their respective names and ages, positions with us, principal occupations and business experiences  during  at  least  the  past  five  years  and  the  dates  of  the commencement of each individual's term as a director and/or officer.

Name                               Age           Position
Dr. Michael Mitchell                48           President, CEO and Chairman of
                                                 the Board of Directors of the
                                                 Company
Mr. Charles A. Gargano              65           Director
Mr. Alex Bruni                      43           Chief Operating Officer
Mr. Kenneth Greenblatt              53           Director

            Dr. Michael Mitchell has been the President, Chief Executive Officer and  Chairman  of the Board of  Directors  since  1994.  He obtained a degree in biology from  Jacksonville  University  in 1976.  In 1980,  he obtained his M.D.
degree from the  University  of Dominica.  From 1985 through the end of 1999, he was a physician  at  Greenwich  Village  Pediatrics.  He is board  certified  in pediatrics  and has  memberships  in the Academy of Pediatrics  and the New York
County Medical Society. He has now left the practice of pediatrics to devote his full attention to LCS Golf.

            Mr.  Charles A.  Gargano has been a Director  of the  Company  since
1999. He earned his B.S. and M.B.A.  degrees from Fairleigh Dickinson University and an M.S.  in civil  engineering  from  Manhattan  College.  He  served  under
Presidents  Reagan and Bush as the  Ambassador  to the  Republic of Trinidad and
Tobago. From 1995 to the present, Mr. Gargano has served as the Commissioner for the New York State  Department  of Economic  Development,  while  simultaneously serving his  appointment  as  Chairman of Empire  State  Development,  Inc.  Mr.
Gargano is a licensed Professional Engineer and a Civil Engineer.

            Mr. Alex Bruni has served as our Chief Operating Officer since 1999.
He obtained a BBA in Accounting  and a MS in Taxation  from Hofstra  University.
From 1988 through 1998, Mr. Bruni worked at American  Express as the Director of
International  Taxes,  managing  a staff  of five  tax  accountants  while  also managing and planning American Express international operations. From March 1998 through February 1999, Mr. Bruni was the President of PlayGolfNow, Inc which was acquired by the Company in 1999.  From 1999 to the  present,  Mr. Bruni has been
Chief Operating Officer of the Company.

            Mr.  Kenneth   Greenblatt  has  been  a  Director  since  2000.  Mr.
Greenblatt  has a BBA  degree  in  Finance  from the  University  of  Miami.  He currently  serves as a member of the  President's  Council of the  University of
Miami and as a member of the Board of Directors of the Helen Hayes  Theatre,  in
addition to his  position  with our company.  In 1987,  Mr.  Greenblatt  founded
Waverly Converting,  Inc., a textile company,  and served as its President until the company was sold to  Missbrenner,  Inc. in 1997.  Prior to founding  Waverly
Converting,   Inc.,  Mr.  Greenblatt  served  as  Chairman  for  Guilford  Mills
Incorporated.

Family Relationships

            There are no family  relationships  among our directors or executive officers.

         Security Ownership of Certain Beneficial Owners and Management

            The following table sets forth certain  information  with respect to the  beneficial  ownership of our common stock by (a) each person known to us to be the beneficial  owner of more than five percent of our common stock,  and (b)
directors and executive  officers both individually and as a group, as of August
21, 2001. Unless otherwise  indicated,  we believe that the beneficial owner had sole voting and investment power over such shares.

                                                                                               Ownership of
Name and Address                                                Number of Beneficially         Beneficial Owner
of Beneficial Owner                     Title                   Owned Shares                   Percentage of Class
-------------------
Dr. Michael Mitchell                    President, CEO and           5,900,000(1),(2)                21.87%
24 East 12th Street                     Chairman
New York, NY 10003

Mr. Charles Gargano                     Director                       500,000                       1.85%
633 3rd Ave., 37th Fl.
New York, NY 10017

Mr. Kenneth Greenblatt                  Director                       500,000(3)                    1.85%
809 N Dixie Hwy, Suite 200
West Palm Beach, FL 33401

Mr. Alex Bruni                          Chief Operating Officer      1,000,000(4)                    3.71%
809 N Dixie Hwy, Suite 200
West Palm Beach, FL 33401

All Executive Officers and                                           7,900,000                      29.28%
Directors as a group (4 people)

__________________________

1 Includes 1,500,000 shares Pledged to Private Equity Group. If the Company does not file a  registration  statement for the shares  issuable to Private Equity
  Group upon the  conversion  of its notes of the  Company  by August 21,  2001,
  Private  Equity  Group  will have the right to  foreclose  on  750,000  of the
  1,500,000 shares pledged by Dr. Mitchell and if the Company does not file such registration statement by August 28, 2001, Private Equity Group shall have the right to foreclose on the remaining 750,000 shares.

2 Includes 1,800,000 shares issued to Dr. Mitchell on July 19, 2001 for services rendered.

3 Includes 500,000 shares issued to Mr. Greenblatt on July 19, 2001 for services rendered.

4 Includes  500,000  shares  issued to Mr.  Bruni on July 19, 2001 for  services rendered.

                             Executive Compensation

1.1.1       Summary Compensation Table

                                                                             Long Term Compensation
                                           Annual Compensation                 Awards                Payouts
       (a)             (b)          (c)      (d)         (e)           (f)               (g)           (h)         (i)
                                                                                       Securities
                                                    Other Annual  Restricted Stock     Underlying     LTIP       All other
Name and Principal                Salary   Bonus    Compensation    Award(s)          Options/SARs   Payouts   Compensation
Position            Fiscal Year     ($)     ($)         ($)            ($)                (#)          ($)         ($)
Michael                1999          0       0           0          $1,925,000             0            0           0
Mitchell,              2000          0       0           0              0                  0            0           0
President              2001          0       0           0              0                  0            0           0

            Dr. Michael  Mitchell did not receive  compensation  pursuant to the terms of his employment agreement during the fiscal year-ended February 29, 2000 and February 28, 2001 because the Company operated at a loss. Such  compensation has been accrued in our financial statements.

Employment Agreements.

            On June 1, 1998,  we entered into an employment  agreement  with Dr.
Michael Mitchell for his services as our President and Chief Executive  Officer.
The  agreement  is for a term of five (5) years.  There may be  termination  for cause ninety (90) days after a written demand by our board of directors has been provided. Termination without cause requires at least three (3) months notice to
Dr.  Mitchell.  Dr.  Mitchell's  duties  include  all those  customary  for such positions,  as well as any  duties  reasonably  imposed  or  removed  from  such customary duties under our discretion.  Dr. Mitchell is to perform such services at least twenty (20) hours per week. As  consideration  for these  services,  we have agreed to pay Dr.  Mitchell an annual salary of two hundred sixty  thousand
($260,000)  dollars,  payable in weekly  installments of five thousand  ($5,000)
dollars.  This salary is to be increased each year by at least four (4%) percent during  the term of the  agreement.  Since we were  unable  to pay Dr.  Mitchell pursuant to the terms of his agreement with us, we issued  2,000,000  restricted shares of our common stock to Dr.  Mitchell in January  1999.  Such shares had a market value of $1,925,000  at the time of issuance,  based on the trading price of free-trading shares of the same class. Dr. Mitchell's shares were unable and unavailable to be sold at the then prevailing market price per share. Given that the shares were restricted and illiquid, management decided that the shares were equivalent in value to the amounts owed to Dr.  Mitchell  under the terms of his employment agreement through December 31, 1998.

            In  accordance  with the  agreement in which we purchased all of the outstanding  shares of Play Golf, we agreed to employ Alex Bruni for a period of two-years  from May 26, 1999 as Chief  Operating  Officer at an annual salary of
$104,000 payable in bi-weekly installments.  A substantial amount of Mr. Bruni's compensation has been deferred.

                 Certain Relationships and Related Transactions

            In January 1999, as  compensation  for services  rendered  under his employment contract for the periods from June 1, 1998 through December 31, 1998, we issued Dr.  Michael  Mitchell,  our Chief  Executive  Officer,  President and
Chairman,  2,000,000  shares  of our  common  stock  valued  at  $1,925,000.  As compensation  for services  rendered during the three months ended May 31, 2001, the  company  issued  common  stock to Dr.  Mitchell,  Alex  Bruni  and  Kenneth
Grenblatt,  in the amount of 1,800,000,  500,000 and 500,000,  respectively.  In addition,  Dr. Mitchell periodically makes short-term loans to us for operations without specific repayment terms.

            As of June  28,  2001,  we sold  $175,000  of  convertible  notes to
Private Equity Group, LLC which have been personally  guaranteed by Dr. Mitchell pursuant to a  Guarantee  Agreement  and a Stock  Pledge  Agreement  whereby Dr.
Mitchell  personally  pledged 750,000 shares of Common Stock of the Company.  On
August 17, 2001, in  consideration  for Private Equity Group not  foreclosing on the 750,000 shares pledged by Dr.  Mitchell,  Dr.  Mitchell  agreed to pledge an additional 750,000 shares. Private Equity Group will have the right to foreclose on 750,000 of the 1,500,000  shares pledged by Dr.  Mitchell if the Company does not file such registration statement August 21, 2001, Private Equity Group shall have the right to foreclose on the remaining 750,000 shares if such registration statement is not filed by Augsut 28, 2001.

            Other than those described  above, we have no material  transactions which  involved  or are  planned to involve a direct or  indirect  interest of a director,  nominee,  executive  officer,  5%  shareholder  or any family of such parties.

                              Selling Stockholders

            The  following  table shows the  beneficial  ownership of our common stock on August 21, 2001 by the selling  stockholders,  which includes the right to acquire  shares of our common stock upon the exchange of the class A stock of our  subsidiary LCS Golf,  Inc. The table assumes that the selling  stockholders will sell all of the shares and that the selling stockholders will make no other purchases or sales of our common stock.  However,  the selling  stockholders are not obligated to sell their shares at any time or at any price.  We cannot state with  certainty  the number of shares of our common  stock that will be owned by each of the selling  stockholders  upon the  termination of this  offering.  The number of shares of our common  stock that each  holder may own may also  change due to stock splits or other  anti-dilution  adjustments.  All  percentages  are based on 26,982,225  shares of our common stock  outstanding as of July 19, 2001 as reported in our  quarterly  report on From 10-QSB for the quarter  ended June
30, 2001 and filed with the SEC on July 23,  2001.  Relationships  of any of the
selling  stockholders  with LCS Golf within the last three years are  enumerated after the table.  American  Warrant  Partners,  Private  Equity  Group and Saudi
Capital are related through common ownership.

                                                              Percentage of                          Shares of
                                            Shares of             common                               common         Percentage of
                                           common stock           stock           Shares of            Stock           common stock
                                           Beneficially        Beneficially         common          Beneficially       Beneficially
    Name and Address of                    Owned Before        Owned Before      stock being        Owned After        Owned After
      Beneficial Owner                       Offering            Offering          Offered            Offering           Offering
      ----------------                       --------            --------          -------            --------           --------
American Warrant Partners, LLC (1)            600,000             2.18%             600,000              0                  0%
c/o Hanover Capital?
505 Park Avenue
New York, New York 10022

Elliot Smith(2)                             1,016,610             3.63%           1,016,610              0                  0%
c/o Broadband Capital
805 Third Avenue
New York, New York 10022

Hilary Smith(2)                             1,016,610             3.63%           1,016,610              0                  0%
40 East 88th Street
New York, New York  10028

Michael Wainstein (2)                         162,278               *               162,278              0                  0%
c/o Hanover Capital
505 Park Avenue
New York, New York 10022

Robert Frome                                  162,778               *               162,278              0                  0%
c/o Hanover Capital
505 Park Avenue
New York, New York 10022

Saratoga Holdings, Inc.(2)                    178,445               *               178,445              0                  0%
Gregg Smith
40 East 88th Street
New York, New York  10028

Greg Greenberg(2)                              94,954               *                94,954              0                  0%
c/o Greenwood
261 Old York Road
Jenkintown, Pennsylvania  19046

Beverly Smith(2)                               27,130               *                27,130              0                  0%
111 Perkins Street, Unit 227
Boston, Massachusetts 02130

Jordan Feinstein(2)                            13,565               *                13,565              0                  0%
c/o Broadband Capital
805 Third Avenue
New York, New York 10022

David Prince (2)                               13,565               *                13,565              0                  0%
c/o Broadband Capital
805 Third Avenue
New York, New York 10022

Michael Rapp (2)                                6,782               *                 6,782              0                  0%
c/o Broadband Capital
805 Third Avenue
New York, New York 10022

                                                              Percentage of                          Shares of
                                            Shares of             common                               common         Percentage of
                                           common stock           stock           Shares of            Stock           common stock
                                           Beneficially        Beneficially         common          Beneficially       Beneficially
    Name and Address of                    Owned Before        Owned Before      stock being        Owned After        Owned After
      Beneficial Owner                       Offering            Offering          Offered            Offering           Offering
      ----------------                       --------            --------          -------            --------           --------

Phillip Wegenheim (2)                           6,782               *                 6,782              0                  0%
c/o Broadband Capital
805 Third Avenue
New York, New York 10022

Private Equity Group, LLC                   1,805,558             6.27%           1,805,558              0                  0%

Sociedad Anonima De Capital Saudi(3)                0              0%           15,000,000              0                  0%
c/o Lic Victor Hugo Mora Casasola
100 Oeste 25 Norte Toyote,
Segunda Casa Mana Derecha, Pavas,
San Jose, Costa Rica

Swartz Private Equity Group (4)
300 Colonial Center                           459,333              1.67%            459,333              0                  0%
Parkway,    Suite 300
Roswell, GA 30076

-----------------------------
*      Represents less than 1% of the outstanding common stock of the Company.
(1)    includes a warrant to purchase  600,000 shares of common stock at an exercise  price equal to the lesser of $0.12 per share or 80% of the closing bid price per share of Common  Stock as quoted on the NASDAQ
       OTC Bulletin  Board on the date  immediately  preceding the date of exercise.

(2)    Represent pro rata  distribution  of an 8%  convertible  note of the
       Company issued on August 8, 2000 by American Warrant Partners to its general  partners  which  note is  convertible  into such  number of shares of common stock as shall equal the principal plus all accrued but unpaid  interest  on the note  divided by the lesser of $0.12 or
       80% of the market price of the common stock on the date  immediately preceding conversion.

(3)    Pursuant to an Investement  Agreement  between the Company and Saudi
       Capital dated June 29, 2001,  the Company has the right,  subject to substantial  limitations,  to require  Saudi  Capital to  purchase  up to
       $15,000,000  of the Company's  common  stock,  pursuant to which the
       Company is registering 15,000,000 shares of its common stock.

(4)    Includes a warrant to purchase  459,333  shares at our exercise  price of
       $.40 per share and subject to adjustment.

                              Plan of Distribution

            As referred to in this prospectus,  selling stockholders include the pledgees,  donees,  transferees  or  others  who  may  later  hold  the  selling stockholders'  beneficial  ownership of shares of common  stock.  We will file a post-effective  amendment  registration  statement  to  identify  the  pledgees, donees and transferees of the shares currently held by the selling  stockholders.

We will pay the costs and fees of  registering  the shares of common stock,  but the selling stockholders will pay any brokerage commissions,  discounts or other expenses relating to the sale of these shares.

            The selling  stockholders may sell the shares of common stock in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
In  addition,  the  selling  stockholders  may sell some or all of their  shares through:

            o   block trade(s) in which a broker-dealer  may resell a portion of the block, as principal, in order to facilitate the transaction;

            o   purchases by a  broker-dealer,  as principal,  and resale by the broker-dealer for its account; or

            o   ordinary  brokerage  transactions  and  transactions  in which a broker solicits purchasers.

            When selling the shares of common  stock,  the selling  stockholders may enter  into  hedging  transactions.  For  example,  the  selling stockholders may:

            o   enter into  transactions  involving short sales of the shares by broker-dealers;

            o   sell shares short  themselves  and redeliver the shares to close out their short positions;

            o   enter into option or other types of  transactions  that  require the selling  stockholder to deliver  shares to a  broker-dealer, who will then resell or transfer  the common  shares  under this prospectus; or

            o   loan or pledge the shares to a  broker-dealer,  who may sell the loaned  shares  or, in the event of  default,  sell the  pledged shares.

            The  selling  stockholders  may  negotiate  and  pay  broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling  stockholders  may allow other  broker-dealers  to participate in resales.

            Saudi Capital is, and each  remaining  selling  shareholder  and any broker-dealers  acting in  connection  with the sale of the common stock by this
prospectus  may be deemed to be, an   underwriter  within the meaning of Section
2(11) of the Securities Act of 1933, as amended and any commissions  received by them and any profit realized by them on the resale of common stock as principals may be underwriting compensation under the Securities Act. We will disclose in a post-effective  amendment to the registration  statement any  broker-dealers the selling  stockholders  contract with in the selling  effort who may appear to be acting as underwriters within the meaning of Section 2(11) of the Securities Act of 1933, as amended. If any such  broker-dealers are acting as underwriters,  we will revise the disclosures in the registration  statement to include the amount of the shares of our common stock being sold by the registered broker-dealer and if the  registered  broker-dealer  is entitled to sell  additional  shares,  the broker-dealer's  relationship and obligations to us and the selling stockholders and any associated  expenses which we or the selling  stockholders  may incur in connection  with such sale of our common stock.  We will also file any agreement we or the  selling  stockholders  may enter into with such  broker-dealer  as an exhibit to the registration statement.

            In addition  to selling  their  shares  under this  prospectus,  the selling stockholders may:

            o   agree  to  indemnify   any   broker-dealer   or  agent   against
                liabilities  related  to the  selling of the  shares,  including liabilities arising under the Securities Act;

            o   transfer their shares in other ways not involving  market makers or  established  trading  markets,  including  directly by gift, distribution or other transfer; or

            o   sell their shares under Rule 144 of the  Securities Act of 1933, as amended rather than under this prospectus, if the transaction meets the requirements of Rule 144.

            The selling  shareholders  and any other persons  participating in a distribution of securities will be subject to applicable  provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict  certain  activities  of, and limit the timing of purchases and sales of securities by, the selling  shareholders  and
            other  persons   participating  in  a  distribution  of  securities.
            Furthermore,  under  Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously  engaging in market making and certain other  activities with respect to such securities for a  specified  period of time prior to the  commencement  of such distributions  subject to specified exceptions or exemptions.  Saudi
            Capital  has,  before any sales,  agreed not to effect any offers or sales of the common  stock in any manner  other than as specified in this  prospectus  and not to purchase  or induce  others to purchase common stock in violation or  Regulation M under the Exchange Act of
            1934, as amended.  All of the foregoing may affect the marketability of the securities offered by this prospectus.

                          Description of Capital Stock

Common Stock

            Our Amended and Restated  Articles of  Incorporation  authorizes the issuance of 50,000,000  shares of common stock,  $0.001 par value per share,  of which  47,546,615 are issued and outstanding as of July 20, 2001, which includes
20,564,390 shares held in trust pending the exchange or conversion of securities of the company into Common Stock.  The  20,564,390  shares of common stock being offered  under this  prospectus  are included in these  47,546,615  shares.  The
shares  are  non-assessable,   without  preemptive  rights,  and  do  not  carry
cumulative voting rights.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the  stockholders.  Holders of shares of common stock are entitled to share ratably in dividends, if any, we may be declare from time-to-time. In the event of a liquidation, dissolution, or winding up of our  operations,  the  holders  of shares of our common  stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Penny Stock

            The Securities and Exchange  Commission has adopted Rule 15g-9 which established the definition of a "penny stock," for the purposes  relevant to the
Company,  as any equity  security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any  transaction  involving a penny stock,  unless exempt,  the rules  require:  (i) that a broker or  dealer  approve a  person's  account  for transactions  in penny  stocks;  and (ii) the broker or dealer  receive from the investor a written agreement to the transaction,  setting forth the identity and quantity  of the penny  stock to be  purchased.  In order to  approve a person's account for  transactions in penny stocks,  the broker or dealer must (i) obtain financial  information and investment  experience  objectives of the person; and
(ii) make a reasonable  determination  that the transactions in penny stocks are suitable for that person and the person has sufficient  knowledge and experience in financial  matters to be capable of evaluating the risks of  transactions  in penny stocks.  The broker or dealer must also deliver,  prior to any transaction in a penny stock, a disclosure  schedule prepared by the Commission  relating to the penny stock market,  which,  in highlight  form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stocks in both public  offerings  and in  secondary  trading and about the commissions payable to both the broker-dealer and the registered representative, current  quotations for the securities and the rights and remedies  available to an  investor  in cases of fraud in penny stock  transactions.  Finally,  monthly statements  have to be sent  disclosing  recent price  information for the penny stock held in the account and information on the limited market in penny stocks.

                                     Experts

            Our  consolidated  financial  statements as of February 28, 2001 and for the fiscal years ended  February 28, 2001 and February 29, 2000 appearing in this  prospectus  and  registration  statement  have been  audited by Richard A.
Eisner & Company, LLP, independent auditors, as is set forth in their report thereon appearing elsewhere in the present document and are included in reliance upon this report given upon the  authority of this firm as experts in accounting and  auditing.  The report of Richard A. Eisner &  Company,  LLP contains an explanatory  paragraph  that states  that the  Company's  recurring  net losses, capital deficit and negative  working capital position raise  substantial  doubt about the Company's  ability to continue as a going  concern.  The  Consolidated
Financial  Statements do not include any adjustments  that might result from the outcome of that uncertainty.

                                  Legal Matters

            The  legality  of the shares of our  common  stock  offered  will be passed upon for us by Olshan Grundman Frome  Rosenzweig  &  Wolosky LLP, New
York,  New York.  Robert Frome, a partner of Olshan  Grundman  Frome  Rosenzweig
& Wolosky LLP, is a member of American Warrant Partners.

                      Disclosure of Commission Position on
                 Indemnification for Securities Act Liabilities

            Our By-laws  provide  that each  director and officer of the Company shall be indemnified by the Company against all costs and expenses  actually and necessarily incurred by him or her in connection with the defense of any action, suit or  proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having  been such  director  or officer,  except in  relation  to matters as to which he or she shall be finally adjudged in such  action,  suit or  proceeding  to be liable for  negligence  or misconduct  in the  performance  of duty.  Our By-laws are  consistent  with the indemnification  provisions in the Delaware General Corporate Law ("DGCL") which allow  for  discretionary  and  mandatory  indemnification  of  a  corporation's officers, directors,  employees and agents. Section 145 of the DGCL provides for the general  concept of  indemnification  and also  provides for  authorization, advance and limitation of indemnification.

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities  Act of 1933, as amended may be permitted to directors,  officers and controlling  persons of the small  business  issuer  pursuant  to the  foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities  and Exchange  Commission  indemnification  is against public  policy as expressed  in the  Securities  Act of 1933,  as amended and is unenforceable.

                       Where You Can Find More Information

            We file annual,  quarterly and special reports,  proxy statement and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at  http://www.sec.gov.  You may also read and copy any document we file at the SEC's  public  reference  rooms in  Washington,
D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference  rooms.  You may also request a copy of these  filings at no cost,  by writing or telephoning us at the following address: LCS Golf, Inc., 7109 Fairway
Drive, Suite 100, Palm Beach, Florida, 33416, Telephone (561) 766-0031.

            This prospectus is a part of the registration statement on Form SB-2 that we filed with the SEC. The registration statement contains more information than the prospectus  regarding LCS Golf and our common stock,  including certain exhibits.  You can get a copy of the registration  statement from the SEC at the address listed above or from its internet site.

                         LCS Golf, Inc. and Subsidiaries

                              Financial Statements

LCS GOLF, INC. AND SUBSIDIARIES

Contents

                                                                            Page

Consolidated Financial Statements as of February 28, 2001
---------------------------------------------------------

Independent auditors' reports                                               F-1

Balance sheet as of February 28, 2001                                       F-2

Statements of operations for the years ended February 28, 2001
 and February 29, 2000                                                      F-3

Statements of changes in capital deficit for the years
 ended February 28,  2001 and February 29, 2000                             F-4

Statements of cash flows for the years ended  February 28, 2001
 and February 29, 2000                                                      F-5

Notes to financial statements                                               F-6

Consolidated Financial Statements as of May 31, 2001 (unaudited)
----------------------------------------------------------------

Condensed consolidated balance sheet as of May 31, 2001                     F-17

Condensed consolidated statement of operations for
   the three months ended Maty 31, 2001 and 2000                            F-18

Consolidatd stateemnts of cash flows for the three
  months ended May 31, 2001 and 2000                                        F-19

Notes to financial statements                                               F-20

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
LCS Golf, Inc.

We have audited the  accompanying  consolidated  balance sheet of LCS Golf, Inc.
and subsidiaries as of February 28, 2001 and the related consolidated statements of  operations,  changes in capital  deficit  and cash flows for the years ended
February  28, 2001 and February 29, 2000.  These  financial  statements  are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material  respects,  the consolidated  financial  position of LCS Golf, Inc. and subsidiaries  as of February 28,  2001,  and the  consolidated  results of their operations  and their  consolidated  cash flows for the years ended February 28,
2001 and February 29, 2000 in conformity  with accounting  principles  generally accepted in the United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in  Note A to the financial  statements,  the Company has incurred  recurring net losses and has a capital  deficit and negative  working capital  position,  and was in default on certain indebtedness.  These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are also  described  in Note A. The  financial  statements  do not  include  any adjustments that might result from the outcome of this uncertainty.

                                              Richard A. Eisner & Company, LLP
                                              --------------------------------
New York, New York                            Certified Public Accountants
June 13, 2001

                                      F-1

                         LCS GOLF, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                February 28, 2001

ASSETS
Current assets:
  Cash                                                                          $     1,514
  Accounts receivable, net of allowance for doubtful
    accounts of $105,300                                                             72,965
  Prepaid and other current assets                                                   16,453
                                                                                -----------
    Total current assets                                                             90,932
Fixed assets, net                                                                    44,164
Deferred financing costs, net                                                        48,277
Security deposits                                                                    18,000
                                                                                -----------
                                                                                $   201,373
                                                                                ===========

LIABILITIES AND CAPITAL DEFICIT
Current liabilities:
  Accounts payable and accrued expenses                                         $ 1,510,049
  Debt in default                                                                   322,500
  Notes payable                                                                      25,000
  Loans from major stockholder/president                                            629,529
  Other current liabilities                                                           4,000
                                                                                -----------
    Total current liabilities                                                     2,491,078
Convertible debt                                                                    228,800
                                                                                -----------
    Total liabilities                                                             2,719,878
                                                                                ===========
Commitments
CAPITAL DEFICIT
Common stock - $.001 par value, 50,000,000 shares authorized;                        20,282
  20,282,225 shares issued and outstanding
Additional paid-in capital                                                       12,423,420
Accumulated deficit                                                             (14,962,207)
                                                                                ------------
    Total capital deficit                                                        (2,518,505)
                                                                                -----------
                                                                                $  $201,373
                                                                                ===========

See independent auditors' report and notes to financial statements

                                      F-2

LCS GOLF, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

                                                                              Year Ended
                                                                    -------------------------------
                                                                     February 28,     February 29,
                                                                         2001             2000
                                                                    --------------   --------------
Revenues                                                                 $698,536       $1,909,297
Cost of Revenues                                                          217,907        1,197,820
                                                                    --------------   --------------
                                                                          480,629          711,477
                                                                    --------------   --------------
Operating expenses
  Selling, general and administrative expenses
    (includes $2,150,133 of expenses paid with
     common stock in 2000)                                              2,200,662        4,630,780
  Write-off of intangible assets                                        1,269,261        1,270,607
                                                                    --------------   --------------
  Total operating expenses                                              3,469,923        5,901,387
                                                                    --------------   --------------
Loss from operations                                                   (2,989,294)      (5,189,910)
Other income (expense):
  Other income                                                                 86           11,204
  Interest expense                                                       (496,556)         (55,836)
                                                                    --------------   --------------
Net loss                                                              $(3,485,764)     $(5,234,542)
                                                                    ==============   ==============
Net loss per share - basic and diluted                                      $(.17)           $(.27)
                                                                    ==============   ==============
Weighted average number of shares outstanding                          20,270,687       19,043,494
                                                                    ==============   ==============

       See independent auditors' report and notes to financial statements

                                      F-3

LCS GOLF, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Capital Deficit

                                                          Common Shares             Additional
                                                   ----------------------------       Paid-In      Accumulated     Unamortized
                                                      Shares          Amount          Capital        Deficit      Debt Expense
                                                   ------------    ------------    ------------   ------------    ------------
Balance - February 28, 1999                          17,519,225    $     17,519    $  8,137,066   $ (6,241,901)
Liabilities paid with Common Stock                    1,107,500           1,108       1,404,688
Shares issued in connection with acquisitions           150,000             150         144,038
Options issued in connection with loan agreement                                        139,000                    $  (139,000)
Shares issued for services                            1,355,500           1,355       2,148,778
Net loss for the year ended February 29, 2000                                                       (5,234,542)
                                                   ------------    ------------    ------------   ------------    ------------
Balance - February 29, 2000                          20,132,225          20,132      11,973,570    (11,476,443)       (139,000)
Liabilities paid with common stock                      150,000             150         149,850
Amortization of debt expense                                                                                           139,000
Beneficial conversion feature of convertible
   debentures                                                                           201,000
Warrants issued with convertible debentures                                              99,000
Net loss for the year ended February 28, 2001                                                       (3,485,764)
                                                   ------------    ------------    ------------   ------------    ------------
Balance - February 28, 2001                          20,282,225    $     20,282    $ 12,423,420   $(14,962,207)   $          0
                                                   ============    ============    ============   ============    ============

       See independent auditors' report and notes to financial statements

                                      F-4

LCS GOLF, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

                                                                        Year Ended
                                                           ------------------------------------
                                                           February 28, 2001  February 29, 2000
                                                           -----------------  -----------------
Cash flows from operating activities:
  Net loss                                                    $(3,485,764)     $(5,234,542)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                               322,332          326,431
      Write-off of fixed assets                                    29,000
      Issuance of common stock for services                                      2,150,133
      Write-off of intangible assets                            1,269,261        1,270,607
      Provisions for doubtful accounts                             40,550
      Financing charge - non-cash                                 201,000

    Changes in:
      Accounts receivable                                          23,500         (137,015)
      Due from factor                                              11,144           83,440
      Inventory                                                                     73,377
      Prepaid and other current assets                            154,987          404,490
      Deferred financing cost                                     (67,000)
      Security deposits                                                             (7,800)
      Accounts payable and accrued expenses                       870,753          209,534
      Other current liabilities                                   (64,444)          24,516
                                                              -----------      -----------
            Net cash used in operating activities                (694,681)        (836,829)
                                                              -----------      -----------
Cash flows from investing activities:
  Purchase of fixed assets                                         (8,137)         (51,412)
  Collection of (loans to) major stockholder/president                              26,515
                                                              -----------      -----------
            Net cash used in investing activities                  (8,137)         (24,897)
                                                              -----------      -----------
Cash flows from financing activities:
  Proceeds from convertible debt                                  300,000          550,000
  Repayment of debt in default                                   (177,500)         (25,000)
  Proceeds from major stockholder/president loans                 365,474          615,823
  Repayment of major stockholder/president loans                   (5,908)        (345,860)
                                                              -----------      -----------
            Net cash provided by financing activities             482,066          794,963
                                                              -----------      -----------
Net (decrease) in cash                                           (220,752)         (66,763)
Cash - beginning of year                                          222,266          289,029
                                                              -----------      -----------
Cash - end of year                                            $     1,514      $   222,266
                                                              ===========      ===========

Supplementary disclosures of cash paid during the year for:
  Interest                                                    $     7,037      $    41,707
Noncash activity:
  Liabilities paid with common stock                          $   150,000      $ 1,405,796
  Additional common stock issued for purchase of business                      $   144,188

       See independent auditors' report and notes to financial statements

                                      F-5

LCS GOLF, INC. AND SUBSIDIARIES

Notes to Consolidated  Financial  Statements
February 28, 2001 and February 29, 2000

NOTE A -  DESCRIPTION  OF BUSINESS  AND  SUMMARY OF  SIGNIFICANT ACCOUNTING POLICIES

[1]         The Company:

            On October 28, 1997, LCS Golf, Inc. (the "Company"), an inactive New
            York corporation, was merged in a reverse merger transaction into an inactive Delaware corporation with the same name ("LCS Delaware") in exchange for 980,904  shares of LCS  Delaware's  common  stock.  The
            Company paid $50,000 as a finder's fee in connection with the merger which has been  charged to expense.  In addition,  3,916,360  shares with a value of $25,000 were issued to certain existing shareholders of the Company for services  rendered in connection with the merger.
            For financial  accounting  purposes,  the merger on October 28, 1997 has been treated as the  acquisition  of LCS Delaware by the Company in the form of a  recapitalization.  Therefore,  no  value  has been ascribed to the common stock held by the LCS Delaware shareholders.

            The  Company  was formed  under the laws of the State of New York on
            March 8, 1994. On October 26, 1994, the Company  commenced  business operations with the purchase of substantially  all of the assets and the assumption of specific  liabilities of Bert Dargie Golf, Inc., a
            Tennessee   corporation   engaged  in  the  business  of  designing,
            assembling and marketing golf clubs and related accessories.

            In August 1996,  the Company  conveyed,  assigned,  transferred  and delivered  substantially  all of its business  assets to Dargie Golf
            Co. (the  "Purchaser")  in exchange for the: i)  cancellation of the remaining  debt owed to the  Purchaser  arising from the October 26,
            1994  purchase,  ii) sale by Herbert A.  Dargie III of his 5 percent ownership  interest  in the  Company to the  Company  and,  iii) the assumption of certain liabilities of the Company by the Purchaser.

            The  Company is  primarily  engaged  in the  marketing  of  database information  obtained from its websites and others.  These  products and services include discounted greens fees and other services,  and a golf website  (http://www.playgolfnow.com)  which provides various golf-related  hyperlinks  to other  golf  websites  and golf  course previews.

[2]         Principles of consolidation:

            The consolidated  financial  statements  include the accounts of LCS
            Golf,  Inc. and its  subsidiaries:  Play Golf Now, Inc.;  Golfpromo,
            Inc.;  Golf  Universe,  Inc.;  Ifusion  Corp.  and Mr.  B III,  Inc.
            (inactive), all of which are wholly owned. All material intercompany accounts and transactions have been eliminated in consolidation.

[3]         Basis of presentation:

            The  accompanying   consolidated   financial  statements  have  been
            prepared on a going concern basis which contemplates the realization of assets and the  satisfaction  of liabilities in the normal course of business.

            Through February 28, 2001, the Company has not been able to generate significant  revenues  from its  operations  to cover  its costs and operating expenses and at February 28, 2001 is in a negative working capital  position.

                                      F-6

LCS GOLF, INC. AND SUBSIDIARIES

Notes to Consolidated  Financial  Statements
February 28, 2001 and February 29, 2000

            Although  the Company has been able to issue its common  stock (Note
            H) for a  significant  portion of its expenses or has obtained  cash advances  from its major  stockholder/president  (Note C), it is not known whether the Company will be able to continue this practice, be able to obtain  continuing  cash  advances  or if its  revenue  will increase  significantly  to be  able  to  meet  its  cash  operating expenses.

            This, in turn, raises  substantial doubt about the Company's ability to continue as a going concern.  The Company is attempting to obtain
            additional   funding  in  the  form  of  debt  or  equity  including
            arrangements which could  significantly  change the structure of the
            Company.  However,  no assurances  can be given as to the success of these plans. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

[4]         Depreciation of equipment:

            Depreciation is provided utilizing the straight-line method over the estimated  useful  lives  of the  related  assets.  For  income  tax purposes,  accelerated depreciation methods are utilized for certain assets.

[5]         Deferred income taxes:

            Deferred  income  taxes are  reported  using the  liability  method.
            Deferred  tax  assets  are  recognized   for  deductible   temporary
            differences  and deferred tax liabilities are recognized for taxable temporary  differences.  Temporary  differences  are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred  tax assets are  reduced by a  valuation  allowance when, in the opinion of management,  it is more likely than not that some portion or all of the deferred tax assets will not be realized.
            Deferred tax assets and  liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

[6]         Intangible assets:

            In  connection  with the  Company's  acquisitions,  the value of the common  stock  issued and the cash paid  substantially  exceeded the fair  value  of the  tangible  assets  acquired,  which  excess  was attributable  to goodwill,  customer lists and website costs.  These costs  were  reflected  as  "Intangible  Assets"  which  were  being amortized on a straight-line basis over ten years.

            In fiscal  year 2001 and 2000,  the Company  wrote off the  carrying amount of these intangible assets due to impairment.

[7]         Concentrations:

            Financial  instruments  which  potentially  subject  the  Company to concentration of credit risk consist of accounts receivable and cash deposits.  Cash  balances  are  held  principally  at one  financial institution  and may exceed Federal  Deposit  Insurance  Corporation insured amounts.

            For  the  year  ended  February  28,  2001,  sales  to one  customer accounted for  approximately  26% of total sales. In addition,  four customers  accounted  for  approximately  18%,  15%,  15% and 10% of accounts  receivable  at  February  28,  2001.  For the  year  ended
            February  29,  2000,   sales  to  three   customers   accounted  for
            approximately  21%, 15% and 10% of total sales,  and three customers accounted for approximately 34%, 32% and 16% of accounts  receivable at February 29, 2000.

                                      F-7

LCS GOLF, INC. AND SUBSIDIARIES

Notes to Consolidated  Financial  Statements
February 28, 2001 and February 29, 2000

[8]         Advertising costs:

            The Company expenses its advertising  costs when incurred.  However,
            $10,000  of  expenses  relating  to  an  infomercial  which  was  in production  as of  February  28, 1999 were  expensed  upon the first showing of the infomercial during the year ended February 29, 2000.

            Advertising  costs were  approximately  $160,000  for the year ended
            February 28, 2001 and $142,000 for the year ended  February 29, 2000 which includes approximately $133,000 for the infomercial.

[9]         Loss per share:

            Loss per share has been  computed  by  dividing  the net loss by the weighted  average  number of common shares  outstanding  during each period. The effect of outstanding potential common shares, including stock options,  warrants and convertible debt is not included in the per share calculations as it would be anti-dilutive.

[10]        Use of estimates:

            The   preparation  of  financial   statements  in  conformity   with
            accounting  principles  generally  accepted in the United  States of
            America  requires  management to make estimates and assumptions that affect  the  reported  amounts  of  assets,  which  are  subject  to impairment  consideration,  liabilities and disclosure of contingent assets and  liabilities at the date of the financial  statements and reported  amounts of  revenues  and  expenses  during the  reporting period. Actual results could differ from those estimates.

[11]        Revenue recognition:

(a)         Advertising revenue:

            Advertising  revenue is derived from third-party  advertising on the
            Company's  websites.  This is  comprised of banner  advertising  and newsletter  marketing.  Advertising  revenue  is  recognized  in the period  that the  advertisement  is  displayed.  Revenue  related to barter  transactions is not recognized  unless the fair value of the advertising is  determinable  based upon the entities' own historical practice of receiving cash.

(b)         Merchandise revenue:

            Merchandise   revenue  is  derived  principally  from  the  sale  of
            specialty  pillows,  and is  recognized  once the  product  has been shipped and payment is assured.

(c)         E-mail distribution revenue:

            E-mail  distribution  revenue is derived from delivering  permission
            e-mail to  third-parties  utilizing  the Company's and other mailing lists. E-mail distribution  revenue is recognized when the e-mail is delivered and payment is assured.

(d)         Marketing revenue:

            Marketing revenue is derived from providing  marketing  services and related marketing  materials to third-parties.  Marketing revenue is recognized once the service is completed.

                                      F-8

LCS GOLF, INC. AND SUBSIDIARIES

Notes to Consolidated  Financial  Statements
February 28, 2001 and February 29, 2000

(e)         Commission income:

            Commission income is derived from e-commerce transactions generated through the Company's websites for third-party products, and is recognized once the product has been shipped and payment is assured.

NOTE B - INCOME TAXES

At February 28, 2001, the Company has available for federal income tax purposes net operating loss carryforwards of approximately $11,600,000 expiring through
2021 which generated a deferred tax asset of approximately $4,482,000. In addition, the write off of the intangible assets gave rise to a deferred tax asset of approximately $521,000. The Company has provided a valuation reserve against these deferred tax assets of approximately $5,003,000 since the likelihood of realization cannot be determined.

                                      F-9

LCS GOLF, INC. AND SUBSIDIARIES

Notes to Consolidated  Financial  Statements
February 28, 2001 and February 29, 2000

The  difference  between the  statutory tax rate of 34 percent and the Company's effective  tax  rate  of 0  percent  is  due to the  increase  in the  valuation allowance of $1,226,000 and $1,510,000 for the years ended February 28, 2001 and
February 29, 2000, respectively.

Section 382 of the Internal Revenue Code contains provisions which may limit the loss  carryforwards  available  if  significant  changes  occur  in  stockholder ownership  interests.  Management  believes that such  limitations  apply to the
February 28, 1999 net operating loss of approximately  $5,592,000 as a result of changes in stockholder ownership interests and, accordingly, the Company will be subject to an annual limitation of approximately  $395,000 on the utilization of its February 28, 1999 net operating loss.

The Company has not filed its prior years' income tax returns.

NOTE C - LOANS FROM MAJOR STOCKHOLDER/PRESIDENT

Loans from major  stockholder/president  are payable on demand with  interest at
10% a year.  These loans are  unsecured.  At February 28, 2001, the net advances from the major  stockholder/president  were approximately  $630,000. The Company has accrued interest expense of approximately  $68,000 and $17,000 for the years ended February 28,2001 and February 29,2000, respectively.

NOTE D - EQUIPMENT

Equipment consists of the following:

                                                                      February 28,      Useful Lives
                                                                          2001             (Years)
                                                                      ------------      ------------

                       Office equipment and computers                   $18,432               5
                       Machinery and equipment                           41,969               5
                                                                     -----------

                                                                         60,401
                       Less accumulated depreciation                     31,326
                                                                     -----------
                                                                        $44,164
                                                                     ===========

Depreciation expense for the years ended February 28, 2001 and February 29, 2000 was $17,816 and $11,619, respectively.

NOTE E - LICENSING AGREEMENT

In December  1998, the Company  entered into a ten year licensing  agreement for the services of Joe Namath, a sports celebrity,  to be a spokesperson to promote the Company's products. The license fee of approximately  $1,586,500,  which was being amortized over the life of the agreement,  was paid for by the issuance of
1,200,000  shares  of  the  Company's  common  stock  with  a  market  value  of
$1,174,500,  the issuance of 600,000  shares of common stock with a market value of  approximately  $387,000 to two  individuals  who assisted in  obtaining  the agreement  and  $25,000 in cash.  During  the

                                      F-10

LCS GOLF, INC. AND SUBSIDIARIES

Notes to Consolidated  Financial  Statements
February 28, 2001 and February 29, 2000

year ended February 28, 2001, the Company evaluated this asset for impairment on the basis of whether it is fully  recoverable from projected  undiscounted  cash flows  expected to be realized  from this  agreement.  The Company wrote off the remaining  value of this asset of  approximately  $1,269,000.  The  amortization expense  for the  years  ended  February  28,  2001 and  February  29,  2000 was approximately  $119,000 and $156,000,  respectively.  In addition, Mr. Namath is entitled to a royalty fee of 5% of the gross sales,  as defined,  generated from products  promoted in accordance  with the  agreement.  No sales subject to such royalties were made for the years ended February 28, 2001 and February 29, 2000.

NOTE F - DEBT IN DEFAULT

On February 16, 2000, the Company borrowed from Traffix,  Inc. (formerly Quintel
Communications, Inc. ("Traffix"), an internet marketing and development company,
$500,000 in the form of a convertible  promissory  note ("Note").  Subsequent to
February 29, 2000,  this debt was in default.  The Note was due on demand at any time after  August 16, 2000 and is  convertible  into  500,000  shares of common stock of the Company at any time prior to  repayment.  Any shares  issued by the
Company will have registration and piggyback registration rights and are subject to  anti-dilution  adjustment in certain  cases.  If any  additional  shares are issued  under the  anti-dilution  provisions,  the Company  will have a one-time repurchase  right at a $1.00 per share during the twelve month period  following the date of  conversion  of the Note.  The Note was without  interest  until the earlier of August 17, 2000 or an event of default under the Note. Interest to be charged  will be at prime plus 4%, not to exceed 14%. The Note may be prepaid at anytime  after giving 15 days prior written  notice.  The Note is secured by the
Company's  database and all related  records,  contract  rights and  intangibles which has been  delivered to the lender and must be updated upon request,  until the obligation has been paid.

The  Company  entered  into a ten year  licensing  agreement  for the use of its database with Traffix.  Traffix will pay $5,000 per month. These payments can be used to offset the  remaining  balance  owed to  Traffix.  During the year ended
February 28, 2001, no such payments were recorded as revenues as an offset.

The Company  also entered into a two year  marketing  agreement  with Traffix to develop programs to market products and services and send promotional e-mails to the  visitors  and  customers of the  Company's  websites.  Traffix will pay the
Company $.25 for each  individual who "opts in" to be registered with Traffix at its site.  Revenues  generated from these programs (less direct  "out-of-pocket"
costs, including royalties,  cost of producing the marketing materials and other
expense   directly  related  to  the  programs)  will  be  divided  equally  and distributed  quarterly less any required  reserves.  There have been no revenues recognized from these programs.

In connection with the marketing agreement,  the Company issued two-year options to purchase  100,000  shares of the Company's  common stock at $1.00 a share and
100,000  shares at $2.00 per share.  The value of these  options at grant  date, utilizing the Black-Scholes option pricing model, was $139,000.  The assumptions used in  determining  the value was an expected  volatility  of 155%, an average interest  rate of 6.68% per annum and an expected  holding  period of two years.
The  estimated  value of these options has been  expensed  through  February 28,
2001. These options are subject to certain anti-dilution  provisions and provide registration  rights for the underlying  shares. The agreement can be terminated in the  event of a default  under the  agreement  by either  party  which is not corrected within 30 days after notice is given.

On August 8, 2000, following certain  disagreements  concerning Traffix's use of our database,  the Company entered into a Forbearance  Agreement and amended the security agreement with Traffix.  The Company made a $50,000 payment against the
$500,000  convertible note (see Note I) which was funded personally by its major stockholder/president.  The Note was  amended to provide  for payment on demand.
The amended security agreement requires the Company to remit to Traffix,  50% of collections on the outstanding accounts receivable as of August 10, 2000 and 25%
of all subsequent accounts receivable collected,  within five days. Payments are to be  credited,  first to interest  and then to  principal.  Traffix

                                      F-11

LCS GOLF, INC. AND SUBSIDIARIES

Notes to Consolidated  Financial  Statements
February 28, 2001 and February 29, 2000

is also to receive 50% of all other cash receipts,  including  additional loans, until  the Note is paid.  The  amended  security  agreement  also  includes  all accounts of the Company and all security, or guarantees held with respect to the
accounts  and  all  account   proceeds.   In  addition,   the  Company's   major
stockholder/president  personally guaranteed up to $250,000 of the Note of which
$160,000,  (including the two payments of $50,000 each discussed below) has been paid against this guaranty).

Due to the above amendment,  Traffix agreed not to demand payment on the Note or commence  any action  against the Company,  as long as it receives  payments for interest  and  principal  of at least  $10,000  per month or  collection  of the
Company's accounts  receivable or money from the guarantor,  the Company's major stockholder/president,  and the  Company  generates  gross  revenues of at least
$75,000 per month.

On August 8, 2000, the Company received $300,000 from American Warrant Partners,
LLC  ("American  Warrant")  in  the  form  of  an  8%  convertible  subordinated promissory note (see below).  The Company did not remit 50% of the cash proceeds of this note, as required by the  Forbearance  Agreement,  which put the Company into default  under its agreement  with Traffix.  The Company has not obtained a waiver of the default, however, the major  stockholder/president  agreed to fund personally,  two payments of $50,000 each towards the  principal and interest on the Traffix Note.  In addition,  for the required  periods,  the Company did not generate  $75,000 per month in gross revenues as required under the  forbearance agreement.

On May 16, 2001, the Company entered into an agreement with Traffix,  Inc. which amended the  aforementioned  Forebearance  Agreement  dated August 8, 2000.  The
Company  agreed to pay $10,000.  Upon the closing of the  Company's  convertible debenture  financing (See Note L) , Traffix will be paid an additional  $10,000.
Commencing  on June 1,  2001,  the  Company  agreed to a payment  schedule  of a minimum of $10,000 per month until the date the registration  statement required to be filed  in  connection  with a  proposed  equity  line  becomes  effective.
Beginning  on the first day of the month  after the  registration  statement  is effective, Traffix will be paid a minimum of $25,000 per month.

Note G - CONVERTIBLE DEBT

On August 8, 2000,  American  Warrant  loaned the Company  $300,000  under an 8%
convertible subordinated promissory note with a maturity date of August 8, 2002.
The note is convertible, at the option of American Warrant, into common stock at
$.25 per share (market price of $.4375 per share),  subject to adjustment  which resulted in a discount of the note of approximately  $201,000. This discount was immediately  recognized  as  interest  expense  due to the  ability of  American
Warrant  to  convert  the  note  at any  time.  Interest  is  payable  quarterly commencing  on September  30, 2000.  The Company also issued a five year warrant expiring  on  August  8,  2005 to  purchase  600,000  shares  of  common  stock, exercisable at $.40 per share,  subject to adjustment,  to be exercised in whole or in part. The value of this warrant at grant date, utilizing the Black-Scholes option  pricing model,  was  approximately  $260,000.  The  assumptions  used in determining  the value was an expected  volatility of 227%, an average  interest rate of 6.06% per annum  and an  expected  holding  period  of five  years.  The allocated  value of the warrant is $99,000,  which is the portion  attributed to the warrant due to it being issued in conjunction with the $300,000  convertible promissory  note.  This amount is to be amortized  over the life of the two year note,  or shorter if exercised  earlier.  Based upon the values  ascribed to the convertibility  feature of the note and the  warrant,  the Company has  recorded additional  interest  expense of  approximately  $228,000  during the year ended
February 28, 2001.  In order to elect to exercise the warrant at the share price computed  using the  formula in the warrant  agreement,  American  Warrant  must deliver the warrant and a written  notice of election to exercise the warrant to the  Company.  The Company also entered  into a  registration  rights  agreement whereby  a  Registration  Statement  for the  shares  is to be  filed as soon as reasonably  practicable  but not later than  September 15, 2000. The Company did not file the  Registration  Statement  by  September  15,  2000  and  since  the
Registration  Statement  was not declared  effective  by November 15, 2000,  the terms of

                                      F-12

LCS GOLF, INC. AND SUBSIDIARIES

Notes to Consolidated  Financial  Statements
February 28, 2001 and February 29, 2000

the agreement are that for each 30-day period that the Registration Statement is not declared  effective,  the conversion  price of $0.25 of the convertible note and the  warrant  exercise  price of $0.40 will each be reduced by 2% per 30-day period,  until the exercise price reaches $0.05.  Pursuant to this, at year-end, the  reduced  conversion  price and the  exercise  prices were $0.23 and $0.368, respectively.  In  addition,  the  interest  rate on the  convertible  note will increase 2% for each 30-day  period,  not to exceed 15%.  Pursuant to this,  the
Company has recorded interest expense of $11,000 for the year ended February 28,
2001. As of February  28,2001,  the interest rate is 15%.  Certain  officers and directors  agreed  to a  lock-up  agreement  restricting  their  right  to sell, transfer,  pledge or  hypothecate  or otherwise  encumber their shares until the earlier of 1) the one year anniversary of the agreement,  2.) the effective date of the  Registration  Statement.  or 3) until the Company  raises  $1,000,000 in equity or debt  financing.  The  Company  agreed to  recommend  and use its best efforts to elect a representative  of American Warrant to the Board of Directors
until  one year  from the date of the  agreement  or until  the  Company  raises
$1,000,000 in equity or debt  financing.  The Company also agreed that,  without prior written consent of American  warrant,  it would not offer for sale or sell common stock at a price less than the average  closing price per share as quoted by the OTC Electronic Bulletin Board for the five days prior to the transaction.
When 85% of the  interest  and  principal  of the note is paid or  converted  to common stock or 180 days from date of the Warrant  Agreement  passes, no consent will be required.

On May 16,  2001,  the Company  entered  into an  amendment,  waiver and consent relating  to the 8%  convertible  subordinated  promissory  note,  warrant,  and registration  rights  agreement  revising the conversion price of the promissory note and the  exercise  price of the warrant to the lower of $0.12 or 80% of the current market price on the date immediately  preceding the date of the exercise or conversion.  The Company is required to register the underlying  common stock in a  registration  statement  to be filed in  connection  with a  proposed  new investment no later than 60 days from June 15, 2001, in consideration for which,
American Warrant has agreed to waive any penalty  provisions with respect to the filing of the registration statement and consent to the issuance of common stock below the then  applicable  conversion or exercise price of the promissory  note and warrant relating to the debenture financing received on May 24,2001.

Pursuant to this  amendment to Conversion and Exercise  price,  the Company will record a charge of  approximately  $239,000 for the quarter  ended May 31, 2001, which represents the beneficial conversion feature resulting from the difference between the FMV of the shares at the  effective  date of the  amendment  and the effective conversion rate of the note.

                                      F-13

LCS GOLF, INC. AND SUBSIDIARIES

Notes to Consolidated  Financial  Statements
February 28, 2001 and February 29, 2000

NOTE H - COMMITMENTS

[1]         Employment agreements:

            On June 1, 1998,  the Company  entered  into a five year  employment agreement  with its President  which  provides for a minimum  annual salary of  $260,000  with an annual  increase  of not less than four percent. Compensation under this agreement was $279,000 and $268,000 for the  years  ended  February  28,  2001 and  February  29,  2000, respectively.  As of February  28,2001,  the Company has included in accrued expenses $591,000 of unpaid salary.

            In connection with the acquisition of PlayGolfNow, Inc., the Company entered into an employment  agreement with the seller for a two year period commencing on May 26, 1999 at an annual salary of $104,000.

[2]         Lease:

            In June 2001, the Company entered into a three year lease for office space in  Florida.  The lease can be renewed for an  additional  two year  term.  Rent is $2,971 a month  with an  annual  cost of living increase and is subject to further  adjustments for any increases in real estate  taxes or  insurance.  The minimum  annual base  rentals under this lease are as follows:

                      Year ending February 28,
               ---------------------------------
                                2002                         $ 42,754
                                2003                           35,652
                                2003                           35,652
                                2004                           11,584
                                                       -----------------
                                                            $ 125,942
                                                       =================

            The Company's other  locations are leased space on a  month-to-month basis. Rent expense was $70,125 for the year ended February 28, 2001 and $50,540 for the year ended February 29, 2000.

NOTE I - CAPITAL DEFICIT

During the year ended February 28, 1999, the Company sold, under Regulation D of the Federal Securities Act, 200,000 units at $.10 a unit. Each unit consisted of one share of the  Company's  common  stock and two common stock  warrants.  Each warrant was for the purchase of seven shares of common stock at $.35 a share. At
February 28, 2001, 50 warrants remain outstanding.

                                      F-14

LCS GOLF, INC. AND SUBSIDIARIES

Notes to Consolidated  Financial  Statements
February 28, 2001 and February 29, 2000

NOTE I - STOCKHOLDERS' EQUITY  (CONTINUED)

The  Company  has  issued  shares of common  stock  for the  following  services rendered  during the year ended February 29, 2000 (the shares have been recorded at the quoted market value of the Company's stock) on the dates issued:

                                                     Year Ended February 29,
                                                              2000
                                               ---------------------------------
                                                   Number of          Quoted
                                                    Shares         Market Value
                                               ---------------    --------------
Employment contract settlement (Note J)               370,000          $433,438
Board of Directors fees                               200,000          $182,189
Consulting services                                   712,500        $1,361,067
Financing costs                                         8,000           $14,688
Legal fees                                             65,000          $158,751
                                               ---------------    --------------
                                                    1,355,500        $2,150,133
                                               ===============    ==============

No shares were issued for  services  during the year ended  February  28,  2001.
During the year ended  February 28, 2001,  the Company  issued 150,000 shares of common stock in payment of a $150,000 liability.

On June 25, 1999, the  stockholders  of the Company  approved an increase in the number of authorized shares from 20,000,000 shares to 50,000,000 shares.

NOTE J - SEGMENTS

LCS Golf, Inc., through its subsidiaries,  provides products and services to the golf playing public. The Company's two reportable business segments for the year ended February 29, 2000 were managed separately based on fundamental differences in their  operations.  They  consisted  of the golf  related  and  manufacturing segments.  The golf related segment commenced operations  subsequent to February
28, 1999.

The golf  related  segment  provides  diverse  services  through  its  websites, including  direct  marketing  services  and e-mail  direct  marketing  services,
e-commerce news and information,  internet access and discounts on golf products and services.

The manufacturing segment is involved in the design, manufacture,  marketing and distribution  principally  of specialty  pillows.  In November 1999, the Company ceased  manufacturing  operations and outsourced its manufacturing  assets,  the manufacturing  operations.  This segment is  currently  inactive and the Company operates only one business segment

The following table reflects segment information as of February 29, 2000 and for the year then ended, consistent with the Company's management system. Expenses including

                                      F-15

consulting fees, professional fees and officer's salary of $1,337,000, $394,000, and $268,000, respectively for the year ended February 29, 2000 were not allocated to any segment.

NOTE I - SEGMENTS  (CONTINUED)
                                                                                          Unallocated
                                                                                          Management/
                                         Total          Golf Related     Manufacturing    Operations
Total assets:

  February 29, 2000                  $ 2,030,962       $   254,260       $    57,270       $ 1,719,432

Sales:

  February 29, 2000                  $ 1,909,297       $   934,482       $   974,815

Net loss:

  February 29, 2000                  $(5,234,542)      $(1,354,350)      $  (679,166)      $(3,201,023)

NOTE K - CLAIM SETTLEMENT

During  January 2000, the Company  reached a final  settlement of a claim from a former  employee of LCS New York,  a  predecessor  company.  The Company  issued
200,000 shares of common stock in October 1999 and an additional  170,000 shares of  common  stock  in  January  2000.  The  market  value  of  these  shares  of approximately  $433,438 has been  reflected  in the February 29, 2000  financial statements.  These shares are restricted and have piggyback  registration rights should the Company file a  registration  statement,  subject to the agreement of the managing underwriter.

NOTE L - SUBSEQUENT EVENT

On May 24, 2001, the Company  entered into an Agreement for the sale of $200,000 of 8% convertible  debentures which  automatically  convert into common stock in five  years at the  lower  of $0.12  per  share  or 80% of the  market  price as defined. The $200,000 Note has been personally guaranteed by the Company's major stockholder/president  with 750,000 of his shares of the  Company's  stock being held in escrow. The Company also agreed to file a registration statement for the shares as soon as  practicable  but no later than sixty  calendar days from June
15, 2001. At June 13, 2001, the Company has received $150,000 of the proceeds of this note.

                                      F-16

                         LCS GOLF, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            MAY 31, 2001 (UNAUDITED)

                                                        MAY 31,
                                                         2001
                                                     ------------
ASSETS                                               (UNAUDITED)
CURRENT ASSETS:
Cash                                                $     32,562
Accounts receivable (net of allowance
   for doubtful accounts of $105,300)                     48,577
Prepaid and other current assets                          17,893
                                                    ------------

TOTAL CURRENT ASSETS                                      99,032

Fixed assets, net                                         41,230

Deferred financing costs, net                             39,833

Security deposits and other assets                        16,993
                                                    ------------

                                                    $    197,088
                                                    ============

LIABILITIES AND CAPITAL DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses               $  1,701,530
Debt in default                                          302,000
Note payable                                              25,000
Loans from major stockholder/president                   667,944
Other current liabilities                                  2,000
                                                    ------------

TOTAL CURRENT LIABILITIES                              2,698,994

Convertible Debt                                         366,125

Liabilities subsequently paid with common stock        1,287,250
                                                    ------------

TOTAL LIABILITIES                                      4,352,369
                                                    ------------

COMMITMENTS

CAPITAL DEFICIT:
Common stock - $.001 par value, 50,000,000 shares
  authorized, 20,582,225 shares
  issued and outstanding                                  20,582
Additional paid-in capital                            12,622,619
Accumulated deficit                                  (16,798,482)
                                                    ------------

TOTAL CAPITAL DEFICIT                                 (4,155,281)
                                                    ------------

                                                    $    197,088
                                                    ============

The notes to the condensed consolidated financial statements are made a part hereof.

                                      F-17

                        LCS GOLF, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    THREE MONTHS ENDED MAY 31,
                                                   ----------------------------
                                                      2001            2000
                                                   ------------    ------------
                                                  (UNAUDITED)      (UNAUDITED)

REVENUES                                          $     89,679     $    402,227

COST OF REVENUES                                        40,498           68,921
                                                  ------------     ------------

GROSS PROFIT                                            49,181          333,306

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
  (includes $1,285,250 and $0 of expenses
  subsequently paid with common stock)               1,676,979          748,994
                                                  ------------     ------------

LOSS FROM OPERATIONS                                (1,627,798)        (415,688)

OTHER INCOME (EXPENSE):
Other income                                                                706
Interest expense                                      (458,477)         (83,120)
                                                  ------------     ------------

NET LOSS                                          $ (2,086,275)    $   (498,102)
                                                  ============     ============

NET LOSS PER SHARE - BASIC AND DILUTED            $       (.10)    $       (.02)
                                                  ============     ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING       20,507,225       20,244,725
                                                  ============     ============

The notes to the condensed consolidated financial statements are made a part hereof.

                                        F-18

                        LCS GOLF, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     THREE MONTHS ENDED MAY 31,
                                                     --------------------------
                                                          2001         2000
                                                      -----------  -----------
                                                      (UNAUDITED)  (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                             $(2,086,275)    $(498,102)
Adjustments to reconcile net loss to
  net cash used in operating activities:
    Depreciation and amortization                         23,703       113,545
    Common stock issued and to be issued
    for services                                       1,370,750            --
    Financing charge - non cash                          364,000            --
  Changes in:
    Accounts receivable                                   24,388       (69,238)
    Due from factor                                           --        11,144
    Prepaid and other current assets                      (1,441)       53,562
    Security deposits and other assets                     1,007        (3,500)
    Accounts payable and accrued expenses                191,501       142,179
    Other current liabilities                                 --         5,464
                                                       ---------     ---------

NET CASH USED IN OPERATING ACTIVITIES                   (112,367)     (244,946)
                                                       ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                                    --        (3,398)
                                                       ---------     ---------

NET CASH USED IN INVESTING ACTIVITIES                         --        (3,398)
                                                       ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note issued                              125,000            --
  Repayment of note                                      (20,000)           --
  Proceeds from major stockholder/president loans        100,715        38,994
  Repayment of major stockholder/president loans         (62,350)       (5,908)
                                                       ---------     ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                143,415        33,086
                                                       ---------     ---------

NET INCREASE/DECREASE IN CASH                             31,048     (215,258)

CASH - MARCH 1                                             1,514      222,266
                                                       ---------    ---------

CASH - MAY 31                                          $  32,562    $   7,008
                                                       =========    =========

SUPPLEMENTARY DISCLOSURES OF CASH PAID DURING
THE THREE MONTHS FOR:

Interest                                               $     --     $   4,645

The notes to the condensed consolidated financial statements are made a part hereof.

                                      F-19

                         LCS GOLF, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

On October 28, 1997, LCS Golf, Inc. ("LCS Golf"), an inactive New York corporation, was merged in a reverse merger transaction into an inactive
Delaware corporation with the same name ("LCS Delaware") in exchange for 980,904 shares of LCS Delaware's common stock. LCS Golf paid $50,000 as a finder's fee in connection with the merger which has been charged to expense. In addition,
3,916,360 shares with a value of $25,000 were issued to certain existing shareholders of LCS Golf for services rendered in connection with the merger.
For financial accounting purposes, the merger on October 28, 1997 has been treated as the acquisition of LCS Delaware by LCS Golf in the form of a recapitalization. Therefore, no value has been ascribed to the common stock held by the LCS Delaware shareholders.

LCS Golf is engaged in the acquisition and operation of companies which provide products and services to the golf playing public and marketing the database information obtained from its websites. These products and services include discounted greens fees and other services, and a golf website
(http://www.golfuniverse.com) which provides various golf-related hyperlinks to other golf websites and golf course previews.

LCS Golf formerly designed and manufactured consumer products, but ceased its manufacturing operations in November of 1999. These products principally consist of specialty pillows. LCS Golf had outsourced, utilizing its machinery and equipment, its manufacturing operations to produce LCS Golf's line of products.
Beginning with the first quarter of the fiscal year ended February 28, 2001, the manufacturing segment was idle due to LCS Golf's decision not to allocate funds to this segment and to concentrate all of its resources into developing its database and Internet marketing business. Once LCS Golf is able to raise additional capital, it intends to resume its manufacturing operations.

Principles of Consolidation

The consolidated financial statements include the accounts of LCS Golf and its subsidiaries (the "Company"), all of which are wholly owned. All material intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Through May 31, 2001, the Company has not been able to generate significant revenues from its operations to cover its costs and operating expenses. Although the Company has been able to issue its common stock for a significant portion of its expenses or has obtained cash advances from its major stockholder/president, it is not known whether the Company will be able to continue this practice, or be able to obtain continuing cash advances or if its revenue will increase significantly to be able to meet its cash operating expenses.  At May 31, 2001, the Company had working capital and capital deficiencies and was in default on certain indebtedness [See Notes B and C].

These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management believes that with its current operations and the new agreements that it entered into, the Company will begin to generate higher revenues and will be able to raise additional funds through an offering of its common stock or alternative sources of financing.
However, no assurances can be given as to the success of these plans. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Reclassifications

Certain accounts have been reclassified for comparative purposes.

                                      F-20

                         LCS GOLF, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- (cont'd)

Interim Financial Data

These condensed consolidated financial statements have been prepared by the
Company, without audit, pursuant to the rules and regulations of the United
States Securities and Exchange Commission. In the opinion of management, the accompanying unaudited financial statements include all normal recurring adjustments necessary to present fairly the information required to be set forth therein. Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements included in the Company's fiscal year 2001
Annual Report on Form 10-KSB. Operating results for the quarter ended May 31,
2001, are not necessarily indicative of the results that may be expected for the full year or any other period.

There have been no significant changes in the accounting policies of the
Company. There were no significant changes in the Company's commitments and contingencies as previously described in the fiscal year 2001 Annual Report on
Form 10-KSB.

Depreciation of Equipment

Depreciation is provided utilizing the straight-line method over the estimated useful lives of the related assets.

Deferred Income Taxes

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss Per Share

Loss per share has been computed by dividing the net loss by the weighted average number of common shares outstanding during each period. The effect of outstanding potential common shares, including stock options, warrants and convertible debt is not included in the per share calculations as it would be antidilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - DEBT IN DEFAULT

On February 16, 2000, the Company borrowed from Traffix, Inc. (formerly Quintel
Communications, Inc.) ("Traffix"), an internet marketing and development company, $500,000 in the form of a convertible promissory note ("Note"). As of
August 8, 2000, this debt is in default (see Note C). The Note is due on demand at any time after August 16, 2000 and is convertible into 500,000 shares of common stock of the Company at any time prior to repayment. Any shares issued by the Company will have registration and piggyback registration rights and are subject to anti-dilution adjustments in certain cases. If any additional shares are issued under the anti-dilution provisions, the Company will have a one-time repurchase right at $1.00 per share during the twelve month period following the date of conversion of the Note. Interest is charged at prime plus 4%, not to exceed 14%. The Note may be prepaid at anytime after giving 15 days prior

                                      F-21

written notice. The Note is secured by the Company's database and all related records, contract rights and intangibles which have been delivered to the lender and must be updated upon request, until the obligation has been paid. The
Company entered into a ten year licensing agreement for the use of its database with Traffix. Any payments due can be used to offset the remaining balance owed to Traffix.

The Company also entered into a two year marketing agreement with Traffix to develop programs to market products and services and send promotional e-mails to the visitors and customers of the Company's websites. Traffix will pay the
Company $.25 for each individual who "opts in" to be registered with Traffix at its site. Revenues generated from these programs (less direct "out-of-pocket"
costs, including royalties, cost of producing the marketing materials and other expenses directly related to the programs) will be divided equally and Traffix's shares will be distributed quarterly less any required reserves.

In connection with the marketing agreement, the Company issued two-year options to purchase 100,000 shares of the Company's common stock at $1.00 a share and
100,000 shares at $2.00 per share. The value of these options at grant date, utilizing the Black-Scholes option pricing model, was $139,000. The assumptions used in determining the value was an expected volatility of 155%, an average interest rate of 6.68% per annum and an expected holding period of two years.
These options are subject to certain anti-dilution provisions and provide registration rights for the underlying shares. The agreement can be terminated in the event of a default under the agreement by either party which is not corrected within 30 days after notice is given.

On August 8, 2000, following certain disagreements concerning Traffix's use of the Company's database, the Company entered into a forebearance agreement and amended the security agreement with Traffix. The Company made a $50,000 payment against the $500,000 convertible note which was funded personally by its major stockholder/president. The Note was amended to provide for payment on demand.
The amended security agreement requires the Company to remit to Traffix, 50% of collections on the outstanding accounts receivable as of August 10, 2000 and 25%
of all subsequent accounts receivable collected, within five days. Payments are to be credited, first to interest and then to principal. Traffix is also to receive 50% of all other cash receipts, including additional loans, until the
Note is paid. The amended security agreement also includes all accounts of the
Company and all security, or guarantees held with respect to the accounts and all account proceeds. In addition, the Company's major stockholder/president personally guaranteed up to $250,000 of the Note, of which $150,000, (including the two payments of $50,000 each discussed below) has been paid against this guaranty.

Due to the above amendments, Traffix agreed not to demand payment on the Note or commence any action against the Company, as long as it receives payments for interest and principal of at least $10,000 per month or collections of the
Company's accounts receivable or money from the guarantor, the Company's major stockholder/president, and the Company generates gross revenues of at least
$75,000 per month.

On August 8, 2000, the Company received $300,000 from American Warrant Partners,
LLC ("American Warrant") in the form of an 8% convertible subordinated promissory note (see below). The Company did not remit 50% of the cash proceeds of this note, as required by the forebearance agreement, which put the Company into default under its agreement with Traffix. The Company has not obtained a waiver of the default, however, the major stockholder/president agreed to fund personally, two payments of $50,000 each towards the principal and interest on the Traffix Note. In addition, the Company agreed to remit 50% (formerly 25%) of cash received from new accounts receivable.

On May 16, 2001, the Company entered into an agreement with Traffix, Inc. which amended the aforementioned Forebearance Agreement dated August 8, 2000. The
Company agreed to pay $10,000 on signing. Upon the closing of the Company's
Bridge financing (see below), Traffix will be paid an additional $10,000.
Commencing on June 1, 2001, the Company agreed to a payment schedule of a minimum of $10,000 per month until the date the registration statement required to be filed in connection with a proposed equity line becomes effective.
Beginning on the first day of the month after the registration statement is effective, Traffix is required to be paid a minimum of $25,000 per month.

                                      F-22

NOTE C- CONVERTIBLE DEBT

[1]  On August 8, 2000, American Warrant loaned the Company $300,000 under an 8%
     convertible subordinated promissory note with a maturity date of August 8,
     2002. The note is convertible, at the option of American Warrant, into common stock at $.25 per share, subject to adjustment which resulted in a discount of the note of approximately $201,000. This discount is immediately recognized as interest expense due to the ability of American
     Warrant to convert the note at any time. Interest is payable quarterly commencing on September 30, 2000. The Company also issued a five year warrant expiring on August 8, 2005 to purchase up to 600,000 shares of common stock, exercisable at $.40 per share, subject to adjustment, to be exercised in whole or in part. The value of this warrant at grant date, utilizing the Black-Scholes option pricing model, was approximately
     $260,000. The assumptions used in determining the value were an expected volatility of 227%, an average interest rate of 6.06% per annum and an expected holding period of five years. The allocated value of the warrant is $99,000, which is the portion attributed to the warrant due to it being issued in conjunction with the $300,000 convertible promissory note. This amount is being amortized over the life of the two year note, or shorter if exercised earlier. Based upon the values ascribed to the convertibility feature of the note and the warrant, the Company recorded additional interest expense of approximately $204,000 during the quarter ended August
     31, 2000. In order to elect to exercise the warrant at the share price computed using the formula in the warrant agreement, American Warrant must deliver the warrant and a written notice of election to exercise the warrant to the Company. The Company also entered into a registration rights agreement whereby a Registration Statement for the shares is to be filed as soon as reasonably practicable but not later than September 15, 2000. The
     Company did not file the Registration Statement by September 15, 2000 and is subject to penalties since the Registration Statement was not declared effective by November 15, 2000. The penalties are that for each 30-day period that the Registration Statement is not declared effective, the conversion price of $0.25 of the convertible note and the warrant exercise price of $0.40 will each be reduced by 2% until the exercise price reaches
     $0.05. In addition, the interest rate on the convertible note will increase
     2% for each 30-day period, not to exceed 15%. Certain officers and directors agreed to a lock-up agreement restricting their right to sell, transfer, pledge or hypothecate or otherwise encumber their shares until the earlier of 1) the one year anniversary of the agreement, 2) the effective date of the Registration Statement or 3) until the Company raises
     $1,000,000 in equity or debt financing. The Company agreed to recommend and use its best efforts to elect a representative of American Warrant to the
     Board of Directors until one year from the date of the agreement or until the Company raises $1,000,000 in equity or debt financing. The Company also agreed that, without prior written consent of American Warrant, it would not offer for sale or sell common stock at a price less than the average closing price per share as quoted by the OTC Electronic Bulletin Board for the five days prior to the transaction. When 85% of the interest and principal of the note is paid or converted to common stock or 180 days from date of the Warrant Agreement passes, no consent will be required.

     On May 16, 2001, the Company entered into an amendment, waiver and consent relating to the 8% convertible subordinated promissory note, warrant, and registration rights agreement revising the conversion price of the promissory note and the exercise price of the warrant to the lower of $0.12 or 80% of the current market price on the date immediately preceding the date of the exercise or conversion. The Company is required to register the underlying common stock in a registration statement to be filed in connection with a proposed new investment no later than 60 days from June
     15, 2001, in consideration for which, American Warrant has agreed to waive any penalty provisions with respect to the filing of the registration statement and consent to the issuance of common stock below the then applicable conversion or exercise price of the promissory note and warrant relating to the convertible debentures issued on May 24,2001.

     Pursuant to this amendment to conversion and exercise prices, the Company has recorded a charge of approximately $239,000 for the quarter ended May
     31, 2001, which represents the beneficial conversion feature resulting from the difference between the fair value of the shares at the effective date of the amendment and the effective conversion rate of the note.

     American Warrant has agreed to forebear until August 21, 2001, taking any action under the above amendment in consideration for which Dr. Mitchell has agreed to pledge 1,500,000 shares of his shares of the Company's common stock.  If the Registration is not filed until August 21, 2001, American
     Warrant is entitled to 750,000 of these shares and are entitled to the remaining shares if the Registration is not filed by August 28, 2001.

                                       F-23

[2]  On May 24, 2001, the Company entered into an Agreement for the sale of up to $200,000 of 8% convertible debentures which can be converted anytime and automatically convert into common stock in five years at the lower of $0.12 per share or 80% of the market price as defined. In connection with the debenture, as of May 31, 2001, the Company recorded a charge of approximately $125,000 which represents the beneficial conversion feature.
     The charge is the difference between the fair value of the shares at the date issued and the effective conversion rate of the debentures which is limited to the amount of the debentures. During June, 2001 the Company issued debentures for an additional $50,000, the Company will recognize a charge of $21,000 for the beneficial conversion feature of these debentures during the quarter ended August 31, 2001. The $200,000 Note has been personally guaranteed by the Company's major stockholder/president with
     750,000 of his shares of the Company's stock being held in escrow. The
     Company also agreed to file a registration statement for the shares but no later than sixty calendar days from June 15, 2001. At June 13, 2001, the
     Company has received $150,000 of the proceeds of this note.

NOTE D - SUBSEQUENT EVENTS

     ISSUANCE OF COMMON STOCK:

[1]  In June 2001, the Company issued approximately 6,400,000 shares of its common stock in payment of $1,287,250 due employees and consultants.  Of these shares, 1,800,000 shares were issued to the major stockholder/president of the Company.

[2]  EQUITY FUNDING COMMITMENT:

     On June 29, 2001, the Company entered into an agreement with Saudi Capital
     Partners (the "Investor") pursuant to which the Investor granted to the
     Company a $15,000,000 equity funding commitment which continues for a period of eighteen months. The agreement provides that from time to time, the Company, in its sole discretion may deliver a Put Notice (the "Notice")
     to the Investor stating the dollar amount of shares (the "Amount") which the Company intends to sell to the Investor during the Purchase period which is the period beginning on the Notice date and ending on and including the tenth trading day after the Notice date. The number of common shares sold to the Investor in any given put may not exceed the lesser of (a) the number of put shares which when multiplied by the put share price equals $2,000,000 or (b) 15% of the aggregate daily reported trading volume during the ten business days preceding the day we invoke the put
     right.The purchase price will be 85% of the average of the lowest three closing bid prices of the Company's common stock during the Purchase period. The Amount will be in increments of not less than $25,000 and not more than $2,000,000.

     The agreement can be terminated by mutual  written  consent of the Investor and the Company.  The  agreement  will be  terminated  by the investor when either A) an  aggregate  of  $15,000,000  has been  purchased,  B) eighteen months after the effective date of the agreement,  C) if the Company issues or sells any equity  securities,  D) the  Company  does not file an Initial
     Registration  Statement by August 15, 2001 which the Investor has agreed to extend the date to August 21,  2001,  E) the  Company  is  delisted  or the occurrance of a Material Adverse event, as defined.

     As an inducement to enter into this agreement, the Company agreed to reimburse the Investor for due diligence relating to the negotiation and execution of the agreement in the amount of $25,000.

[3]  CONSULTING AGREEMENT

     On June 12, 2001, the Company entered into a consulting agreement with
     Private Equity Group, LLC (the "Group") for a period of twelve months commencing on May 24, 2001. Pursuant to the agreement, as compensation the
     Company will pay $26,000 to the Group in shares of its common stock as shall equal the lesser of $0.12 per share or 80% of the market price, as defined.

                                       F-24

================================================================================

We  have  not   authorized   anyone  to  give  any   information   or  make  any
representations,  other than those  contained in this  prospectus.  You must not rely  on any  unauthorized  information  or  representations.  Only  the  shares described within this prospectus are being offered, and only under circumstances and in jurisdictions  where it is lawful to do so. The information  contained in this prospectus is current only as of its date.

                                 --------------

                                 LCS Golf, Inc.

                              20,564,390 Shares of

                                  Common Stock

                                 --------------

                                   Prospectus
                                 --------------

================================================================================

                                     Part II

                     Information Not Required In Prospectus

Item 24.                Indemnification of Directors and Officers

            Our Bylaws  provide each  director  and officer of this  corporation shall be indemnified by the corporation  against all costs and expenses actually and  necessarily  incurred by him or her in  connection  with the defense of any action,  suit or proceeding in which he or she may be involved or to which he or she may be made a party by  reason  of his or her  being  or  having  been  such director or  officer,  except in relation to matters as to which he or she shall be  finally  adjudged  in such  action,  suit or  proceeding  to be  liable  for negligence or misconduct in the  performance  of duty.  Bylaws  provide that all directors, officers, employees and agents of the registrant shall be entitled to be  indemnified  by us except that such  indemnification  shall not eliminate or limit the liability of a director (a) for any breach of the  director's  duty or loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve  intentional  misconduct  or a knowing  violation of law,  (c) under  Section  174 of the  Delaware  Corporation  Law, or (d) for any
transaction from which the director derived an improper personal benefit.

            Section  145 of the  Delaware  General  Corporation  Law  concerning indemnification of officers, directors, employees and agents is set forth below.

            "Section 145. Indemnification of officers, directors,  employees and agents; insurance.

            (a) A  corporation  shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative  (other than an action by or in the right of the  corporation)  by reason of the fact that the person is or was a  director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably  believed to be in or not opposed to the best interests of the corporation, and, with respect to any  criminal  action or  proceeding,  had no  reasonable  cause to believe  the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal  action or  proceeding,  had  reasonable  cause to believe that the person's conduct was unlawful.

            (b) A  corporation  shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed  action or suit by or in the  right of the  corporation  to  procure a judgment  in its  favor by  reason  of the  fact  that  the  person  is or was a director, officer, employee or agent of the corporation, or is or was serving at the  request of the  corporation  as a director,  officer,  employee or agent of another  corporation,  partnership,  joint  venture,  trust or other  enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in  connection  with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification  shall be made in respect of any claim, issue or matter as to which such  person  shall  have been  adjudged  to be liable to the  corporation unless and only to the extent  that the Court of  Chancery or the court in which such action or suit was brought shall determine upon application  that,  despite the adjudication of liability but in view of all the  circumstances of the case, such person is fairly and  reasonably  entitled to indemnity  for such  expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a present or former  director or officer of a corporation  has been  successful  on the merits or  otherwise in defense of any action,  suit  or  proceeding  referred  to in  subsections  (a) and (b) of this section, or in defense of any claim, issue or matter therein,  such person shall be  indemnified  against  expenses  (including  attorneys'  fees)  actually  and reasonably incurred by such person in connection therewith.

            (d)  Any  indemnification  under  subsections  (a)  and  (b) of this section  (unless  ordered by a court) shall be made by the  corporation  only as authorized in the specific case upon a determination that indemnification of the present  or  former  director,  officer,  employee  or  agent is  proper  in the circumstances  because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.  Such  determination  shall be made,  with respect to a person who is a director or officer at the time of such determination,  (1) by a majority  vote of the  directors who are not parties to such action,  suit or  proceeding,  even though less than a quorum,  or (2) by a committee of such directors designated by majority vote of such directors,  even though  less than a quorum,  or (3) if there are no such  directors,  or if such directors so direct, by independent  legal counsel in a written opinion,  or (4)
by the stockholders.

            (e) Expenses  (including  attorneys' fees) incurred by an officer or director in  defending  any civil,  criminal,  administrative  or  investigative action,  suit or  proceeding  may be paid by the  corporation  in advance of the final  disposition  of  such  action,  suit or  proceeding  upon  receipt  of an undertaking  by or on behalf of such director or officer to repay such amount if it shall  ultimately  be  determined  that  such  person is not  entitled  to be indemnified  by the  corporation  as authorized  in this section.  Such expenses
(including  attorneys'  fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and  conditions,  if any, as the corporation deems appropriate.

            (f) The  indemnification and advancement of expenses provided by, or granted  pursuant to, the other  subsections of this section shall not be deemed exclusive  of any  other  rights  to  which  those  seeking  indemnification  or advancement  of expenses  may be entitled  under any bylaw,  agreement,  vote of stockholders or disinterested directors or otherwise,  both as to action in such person's  official  capacity and as to action in another  capacity while holding such office.

            (g)  A  corporation  shall  have  power  to  purchase  and  maintain insurance on behalf of any person who is or was director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity,  or arising out of such  person's  status as such,  whether or not the  corporation  would have the power to indemnify such person against such liability under this section.

            (h) For purposes of this section,  references  to "the  corporation"
shall  include,  in  addition  to the  resulting  corporation,  any  constituent
corporation   (including  any  constituent  of  a  constituent)  absorbed  in  a consolidation  or merger which, if its separate  existence had continued,  would have had power and authority to indemnify its directors, officers, and employees or agents,  so that any person who is or was a  director,  officer,  employee or agent of such  constituent  corporation,  or is or was serving at the request of such  constituent  corporation  as a  director,  officer,  employee  or agent of another  corporation,  partnership,  joint venture,  trust or other  enterprise, shall  stand in the  same  position  under  this  section  with  respect  to the resulting  or  surviving  corporation  as such person would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section,  references to "other enterprises"
shall include  employee  benefit plans;  references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and
references  to  "serving at the request of the  corporation"  shall  include any service as a  director,  officer,  employee  or agent of the  corporation  which imposes duties on, or involves services by, such director,  officer, employee or
agent  with  respect  to  an  employee   benefit  plan,  its   participants   or
beneficiaries;  and a person who acted in good faith and in a manner such person reasonably  believed to be in the interest of the participants and beneficiaries of an  employee  benefit  plan  shall be deemed to have  acted in a manner  "not opposed  to the  best  interests  of the  corporation"  as  referred  to in this section.

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act of 1933, as amended may be permitted to directors,  officers, and controlling  persons of the Company  pursuant to the  foregoing  provisions,  or otherwise,  the Company has been advised  that in the opinion of the  Securities and  Exchange  Commission  such  indemnification  is  against  public  policy as expressed  in  the  Securities  Act of  1933,  as  amended  and  is,  therefore, unenforceable.  In the  event  that a claim  for  indemnification  against  such liabilities  (other than the payment by the Company of expenses incurred or paid by a director,  officer or  controlling  person of The  Company in a  successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling  person in connection

with the securities being registered, The Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to the court of appropriate  jurisdiction the question whether such  indemnification by it is against  public  policy as expressed  in the  Securities  Act of 1933,  as amended and will be governed by the final adjudication of such issue.

Item 25.                Other Expenses of Issuance and Distribution.

            The  following  table sets  forth the  various  expenses,  excluding brokerage  commissions,  discounts or other expenses relating to the sale of the shares of our common  stock by the  selling  stockholders,  which we will pay in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered.  With the  exception of  registration  fees,  all amounts  shown are estimates.

SEC Registration Fee                                              $[620]
Blue Sky Fees and Expenses                                           [ ]
Printing and Engraving                                               [ ]
Subscription Agent Fees                                              [ ]
Accounting Fees and Expenses                                         [ ]
Legal Fees and Expenses                                              [ ]
Miscellaneous expenses                                               [ ]
Total                                                                [ ]

Item 26.                Recent Sales of Unregistered Securities

            On November 17, 1998,  we issued  150,000  shares of our  restricted common stock in our acquisition of B III.

            On January 26, 1999,  we issued  200,000  shares of our common stock and an option to purchase an  additional  200,000  shares of our common stock in our acquisition of PlayGolfNow.

            On March 8, 1999,  we issued  350,000  shares of our common stock in connection with our acquisition of Golf Promo on February 15, 1999.

            The  aforementioned  share  issuances were all made in reliance upon the exemption from  registration  provided in Section 4(2) of the Securities Act of 1933, as amended.  We believe the exemption from registration in Section 4(2)
of the Securities Act of 1933, as amended was available because the transactions did not  involve a public  offering.  No  commissions  were paid in any of these transactions.

            We issued the  following  securities in reliance up on the exemption provided  in Rule 504 of  Regulation  D, of the  Securities  Act.  Our basis for claiming this exemption is i) we were not a reporting company at the time of the transactions;  ii) we  were  not an  investment  company;  iii)  we  were  not a development  stage company  without a specific plan of business or purpose;  and
iv) we  did  not  receive  aggregate  proceeds  of  more  than  $1,000,000  in a twelve-month period. No commissions were paid in these transactions.

            On September 21, 1998, we issued  905,000 shares of our common stock for Consulting and Business Services rendered to us.

            On October 6, 1998,  we issued 42,000 shares of our common stock for
Legal and Administrative Services rendered to us.

            On October 15, 1998, we issued 18,000 shares of our common stock for
Legal Services rendered to us.

            On October 22, 1998,  we issued  137,000  shares of our common stock for Legal and Management Services rendered to us.

            On November 3, 1998, we issued 34,200 shares of our common stock for
Legal Services rendered to us.

            On November 12, 1998,  we issued  35,000  shares of our common stock for Consulting Services rendered to us.

            On November 15, 1998,  we issued  16,500  shares of our common stock for Legal Services rendered to us.

            On November 19, 1998,  we issued  50,000  shares of our common stock for Consulting Services rendered to us.

            On November 23, 1998,  we issued  20,000  shares of our common stock for Consulting Services rendered to us.

            On November 30, 1998,  we issued  11,800  shares of our common stock for Legal Services rendered to us.

            On December 1, 1998,  we completed the sale of 200,000  units,  each comprised  of 1 share of common  stock and 2  warrants  each for the  purchase 7 shares of common stock at an exercise price of $0.35, at $0.10 per unit pursuant to an offering under Rule 504 of Regulation D of the  Securities  Act. Our basis for claiming this exemption is i) we were not a reporting company at the time of the  transactions;  ii) we were not an  investment  company;  iii) we were not a development  stage company  without a specific plan of business or purpose;  and
iv) we  did  not  receive  aggregate  proceeds  of  more  than  $1,000,000  in a twelve-month  period.  No  commissions  were  paid  in  these  transactions.  No commission was paid with respect to the offering, as the shares were sold by our officers and directors. We raised $993,752.50 in cash proceeds from the sales of the units and the exercise of the related warrants.

            On December 7, 1998,  we issued  125,000  shares of our common stock for Consulting Services rendered to us.

            On December 9, 1998,  we issued  350,000  shares of our common stock for Consulting Services rendered to us.

            On December 10, 1998,  we issued  11,100  shares of our common stock for Legal Services rendered to us.

            On December 11, 1998,  we issued  55,000  shares of our common stock for Consulting Services rendered to us.

            On December 15, 1998, we issued  400,000  shares of our common stock for payment of a Licensing Fee due from us.

            On December 16, 1998, we issued 7,000 shares of our common stock for
Legal Services rendered to us.

            On December 21, 1998, we issued 7,200 shares of our common stock for
Legal Services rendered to us

            On December 22, 1998,  we issued  35,000  shares of our common stock for Management Services rendered to us.

            The aforementioned securities were issued in reliance on Rule 504 of
Regulation D promulgated  under the  Securities  Act, as amended.  Our basis for claiming this exemption is i) we were not a reporting company at the time of the transactions;  ii) we  were  not an  investment  company;  iii)  we  were  not a development  stage company  without a specific plan of business or purpose;  and
iv) we did not receive  aggregate  proceeds of more than  $1,000,000 in a twelve month period. No commissions were paid in these transactions.

            On January 26, 1999, we issued 25,000 shares of our common stock for
Legal Services rendered to us.

            On March 1, 1999,  we issued  20,000  shares of our common stock for
Legal Services rendered to us.

            On March 1, 1999, we issued  175,000  shares of our common stock for
Public Relations and Consulting Services rendered to us.

            On March 3, 1999,  we issued  20,000  shares of our common stock for
Consulting Services rendered to us.

            On March 4, 1999,  we issued  7,500  shares of our common  stock for
Legal Services rendered to us.

            On April 9, 1999, we issued  115,000  shares of our common stock for
Legal Services rendered for the Company.

            On April 21, 1999,  we issued  50,000 shares of our common stock for
Legal Services rendered for the Company.

            The aforementioned securities were issued in reliance on Rule 504 of
Regulation D promulgated  under the  Securities  Act, as amended.  Our basis for claiming this exemption is i) we were not a reporting company at the time of the transactions;  ii) we  were  not an  investment  company;  iii)  we  were  not a development  stage company  without a specific plan of business or purpose;  and
iv) we  did  not  receive  aggregate  proceeds  of  more  than  $1,000,000  in a twelve-month period. No commissions were paid in these transactions.

            We issued the  following  securities  in reliance upon the exemption provided in Section 4(2) of the Securities  Act. We believed that this exemption was  available  in each of the  above  transactions,  as they did not  involve a public offering. No commissions were paid in these transactions.

            On September 21, 1998, we issued  120,000  restricted  shares of our common stock for Business Consulting Services rendered to us.

            On October  23,  1998,  we issued  15,000  restricted  shares of our common stock for  Business  Consulting  Services  rendered to us. On November 6,
1998,  we issued  35,000  restricted  shares of our  common  stock for  Business
Consulting Services rendered to us.

            On  December  7, 1998,  we issued  75,000  restricted  shares of our common stock for the repayment of debt owed by us.

            On December 11, 1998,  we issued  115,000  restricted  shares of our common stock for Business Consulting Services rendered to us.

            On December 15, 1998,  we issued  200,000  restricted  shares of our common stock as payment of a Licensing Fee due by us.

            On December 21, 1998,  we issued  110,000  restricted  shares of our common stock for Consulting Services rendered to us.

            On January 4, 1999, we issued 15,000 restricted shares of our common stock for Public Relations Services rendered to us.

            On January 5, 1999,  we issued  2,000,000  restricted  shares of our common stock to our President, Dr. Michael Mitchell, in lieu of compensation for services rendered to us.

            On January 7, 1999,  we issued  1,200,000  restricted  shares of our common stock as payment of a Licensing Fee due by us.

            On January 26, 1999, we issued  1,015,000  restricted  shares of our common stock for various Consulting Services rendered to us.

            On February 17, 1999,  we issued  265,000  restricted  shares of our common stock for Consulting Services rendered to us.

            On March 1, 1999, we issued 80,000  restricted  shares of our common stock for Consulting Services rendered to us.

            On March 4, 1999, we issued 20,000  restricted  shares of our common stock for Consulting Services rendered to us.

            On March 8, 1999, we issued 30,000  restricted  shares of our common stock for Consulting Services rendered to us.

            On March 25, 1999, we issued 80,000  restricted shares of our common stock for Consulting Services rendered to us.

            On April 9, 1999, we issued 15,000  restricted  shares of our common stock for Administrative Services rendered to us.

            On May 21, 1999,  we issued 30,000  restricted  shares of our common stock for Consulting Services rendered to us.

            On June 1, 1999,  we issued 50,000  restricted  shares of our common stock for Consulting Services rendered to us.

            On June 24, 1999, we issued 125,000  restricted shares of our common stock for Executive Services rendered to us.

            On June 28, 1999, we issued 200,000  restricted shares of our common stock for Consulting Services rendered to us.

            On July 27, 1999, we issued 200,000  restricted shares of our common stock for Consulting Services rendered to us.

            On August  23,  1999,  we issued  275,000  restricted  shares of our common stock for Consulting Services rendered to us.

            On September  23, 1999,  we issued  3,000  restricted  shares of our common stock for Consulting Services rendered to us.

            On October 28,  1999,  we issued  200,000  restricted  shares of our common stock for settlement of an employment dispute.

            On November  30, 1999,  we issued  50,000  restricted  shares of our common stock for management services rendered to us.

            On  December  1, 1999,  we issued  55,000  restricted  shares of our common stock for management services rendered to us.

            On  December  6, 1999,  we issued  25,000  restricted  shares of our common stock for management services rendered to us.

            On December  17, 1999,  we issued  82,500  restricted  shares of our common stock for employee services rendered to us.

            On January 13,  2000,  we issued  170,000  restricted  shares of our common stock for settlement of an employment dispute.

            On  February 6, 2000,  we issued  200,000  restricted  shares of our common stock for financial consulting services rendered to us.

            On February  11, 2000,  we issued  75,000  restricted  shares of our common stock for management services rendered to us.

            On March 21, 2000, we issued 150,000 restricted shares of our common stock for management services rendered to us.

            On July 19,  2001,  we  issued  2,900,000  restricted  shares of our common stock for management services rendered to us.

Item 27.            Exhibits and Financial Statement Schedules

See Exhibit 15

(a)       Exhibits

2.1       Linkun Holding Company (as filed in the Form 10-SB filing on 12/9/99).

2.2       LCS Golf, Inc. Merger (as filed in the Form 10-SB filing on 12/9/99).

2.3       Golf Universe, Inc. (as filed in the Form 10-SB filing on 12/9/99).

2.4       Mr. B III, Inc. (as filed in the Form 10-SB filing on 12/9/99).

2.5       GolfPromo, Inc. (as filed in the Form 10-SB filing on 12/9/99).

2.6       PlayGolfNow, Inc. (as filed in the Form 10-SB filing on 12/9/99).

3.1       Articles  of  Incorporation  (as  filed in the Form  10-SB  filing  on
          12/9/99).

3.2       By-laws (as filed in the Form 10-SB filing on 12/9/99).

10.1      Namath Agreement (as filed in the Form 10-SB/A filing on 4/12/00).

10.2A     Traffix  Loan  Agreement  (as  filed in the  Form  10-SB/A  filing  on
          4/12/00).

10.2B     Traffix  Convertible  Promissory  Note (as  filed in the Form  10-SB/A filing on 4/12/00).

10.2C     Traffix  Security  Agreement  (as filed in the Form 10-SB/A  filing on
          4/12/00).

10.2D     Traffix  License  Agreement  (as filed in the Form  10-SB/A  filing on
          4/12/00).

10.2E     Traffix  Marketing  Agreement (as filed in the Form 10-SB/A  filing on
          4/12/00).

10.2F     Traffix  Registration  Rights  Agreement (as filed in the Form 10-SB/A filing on 4/12/00).

10.2G     Traffix Forbearance Agreement, dated as of August 8, 2005 (as filed in
          Post-effective Amendment No. 1 to Form 10-SB on 9/8/00).

10.2H     Traffix Amendment #1 to the Security Agreement,  dated as of August 8,
          2000 2005 (as filed in Post-effective Amendment No. 1 to Form 10-SB on
          9/8/00).

10.2I     Guaranty  signed  as of August 7,  2000 by  Michael  Mitchell  for the timely  repayment of the  obligations of LCS Golf under the promissory note dated as of February 16, 2000 between  Traffix and LCS Golf (2005
          (as filed in Post-effective Amendment No. 1 to Form 10-SB on 9/8/00).

10.3A     Agreement  dated  as of  August  10,  2000  between  American  Warrant
          Partners LLC and LCS Golf 2005 (as filed in  Post-effective  Amendment
          No. 1 to Form 10-SB on 9/8/00).

10.3B     Registration  Rights  Agreement  between American Warrant Partners LLC and LCS Golf (a filed in Post-effective  Amendment No. 1 to Form 10-SB on 9/8/00).

10.3C     American  Warrant  Partners  LLC warrant  for up to 600,000  shares of common  stock  expiring  August 8,  2005 (as  filed in  Post-effective
          Amendment No. 1 to Form 10-SB on 9/8/00).

10.3D     American Warrant Partners LLC 8% Subordinated  Convertible  Promissory
          note (as  filed in  Post-effective  Amendment  No. 1 to Form  10-SB on
          9/8/00).

10.3E     Subscription  Agreement for the purchase of Convertible Debentures (as filed in Post-effective Amendment No. 1 to Form 10K-SB on 6/14/00).

10.3F     Form of Convertible  Debenture (as filed in  Post-effective  Amendment
          No. 1 to Form 10K-SB on 6/14/00).

10.3G     Guarantee  Agreement dated as of May 24, 2001 between Michael Mitchell and Private Equity Group LLC (as filed in Post-effective Amendment No.
          1 to Form 10K-SB on 6/14/00).

10.3H     Stock  Pledge  Agreement  dated  as of May 24,  2001  between  Michael
          Mitchell and Private  Equity  Group,  LLC (as filed in  Post-effective
          Amendment No. 1 to Form 10K-SB on 6/14/00).

10.3I     Investment  Agreement  dated  as of June  29,  2001  between  Sociedad
          Anonima De Capital Saudi and LCS Golf, Inc.*

10.3J     Registration  Rights  Agreement  dated  as of June  29,  2001  between
          Sociedad Anonima De Capital Saudi and LCS Golf, Inc.*

21        Subsidiaries of the Registrant (as filed in the Form 10-SB12G/A filing on 9/8/00).

23*       Independent Auditor's Consent of Richard A. Eisner & Company, LLP

27*       Financial Data Schedule

------------------------
* Filed herewith

Item 28.    Undertakings.

I. Rule 415 Offering

            The undersigned Registrant undertakes:

            (a) To  file,  during  any  period  in  which  if  offers  or  sells securities, a post-effective amendment to this registration statement:

                (i) To include any  prospectus  required by Section  10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement  (or the most  recent post-effective amendment) which,  individually or in the aggregate,  represent a fundamental change in the information set forth in the registration statement;

                (iii) 1) To include any material information with respect to the plan of distribution not previously  disclosed in the registration  statement or any material change to information in the registration  statement to include any additional or changed material information on the plan of distribution.

                (2) That, for the purpose of determining any liability under the
Securities  Act,  treat  each  post-effective  amendment  as a new  registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                (3) File a post-effective  amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (b)  The  undersigned   registrant   undertakes  to  supplement  the
prospectus,  after the expiration of the subscription  period,  to set forth the results of the subscription  offer, the transactions by the underwriters  during the subscription  period, the amount of unsubscribed  securities to be purchased by the underwriters,  and the terms of any subsequent reoffering.  If any public offering by the  underwriters  is to be made on terms  differing  from those set forth on the cover page of the prospectus,  a  post-effective  amendment will be filed to set forth the terms of offering.

            (1) For purposes of determining  any liability  under the Securities
Act of 1933, the information  omitted from the form of prospectus  filed as part of this registration  statement in reliance on Rule 430A and contained in a form of  prospectus  filed by the  Registrant  pursuant to Rule  424(b)(1)  or (4) or
497(h) under the  Securities  Act of 1933, as amended shall be deemed to be part of this registration statement as of the time it was declared effective.

                (2) For the  purpose  of  determining  any  liability  under the
Securities  Act,  treat each  post-effective  amendment  that contains a form of prospectus as a new registration  statement for the securities offered,  and the offering of the securities at that time to be the initial bona fide offering.

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of LCS Golf pursuant to the foregoing provisions, or otherwise, LCS Golf has been advised that in the opinion of the Securities  and Exchange  Commission indemnification  is  against  public  policy  as  expressed  in the  Act and is, therefore,  unenforceable. In the event that a claim for indemnification against liabilities  (other than the payment by LCS Golf of expenses incurred or paid by a director,  officer or controlling person of LCS Golf in the successful defense of any  action,  suit  or  proceeding)  is  asserted  by  director,  officer  or controlling person in connection with the securities being registered,  LCS Golf will,  unless in the  opinion of its  counsel  the  matter  has been  settled by controlling  precedent,  submit  to a  court  of  appropriate  jurisdiction  the question whether  indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of issue.

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                                   Signatures

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of  the  requirements  for  filing  on  Form  SB-2  and  has  duly  caused  this registration statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of New York on the 21st day of August 2001.

                                     LCS Golf, Inc.

                                     By:  /s/ Dr. Michael Mitchell
                                          ----------------------------
                                          Name: Dr. Michael Mitchell
                                          Title: Chief Executive Officer &
                                                 President

                                Power of Attorney

            LCS Golf,  Inc. and each of the  undersigned  do appoint Dr. Michael
Mitchell,  its or his true and lawful attorney to execute on behalf of LCS Golf,
Inc. and the undersigned any and all amendments to the registration statement on
Form SB-2 and to file the same with all exhibits  thereto and other documents in connection therewith, with the Securities and Exchange Commission.

            Pursuant to the requirements of the Securities Exchange Act of 1933, as amended,  this registration  statement has been signed below by the following persons on behalf of LCS Golf and in the capacities and on the dates indicated.

               Signature                      Title                          Date
               ---------                      -----                          ----

     /s/ Dr. Michael Mitchell                 Chairman of the Board          August 21,  2001
-----------------------------------           of Directors
         Dr. Michael Mitchell                 Chief Executive Officer &
                                              President

     /s/ Charles A. Gargano*                  Director                       August 21,  2001
-----------------------------------
         Charles A. Gargano

    /s/  Kenneth Greenblatt*                  Director                       August 21, 2001
-----------------------------------
         Kenneth Greenblatt